EXHIBIT 4.8











                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

                         401(k) AND PROFIT SHARING PLAN

                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)













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                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                         401(k) AND PROFIT SHARING PLAN
                                TABLE OF CONTENTS
                                -----------------

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

Article I.   DEFINITIONS..........................................................................................2
     1.01    "Plan" ..............................................................................................2
     1.02    "Employer" ..........................................................................................2
     1.03    "Trustee" ...........................................................................................2
     1.04    "Plan Administrator" ................................................................................2
     1.05    "Advisory Committee" ................................................................................2
     1.06    "Employee" ..........................................................................................2
     1.07    "Highly Compensated Employee" .......................................................................2
     1.08    "Participant" .......................................................................................3
     1.09    "Beneficiary" .......................................................................................4
     1.10    "Compensation" ......................................................................................4
     1.11    "Account" ...........................................................................................5
     1.12    "Accrued Benefit" ...................................................................................5
     1.13    "Nonforfeitable" ....................................................................................5
     1.14    "Plan Year" .........................................................................................5
     1.15    "Effective Date" ....................................................................................5
     1.16    "Plan Entry Date" ...................................................................................5
     1.17    "Accounting Date"....................................................................................5
     1.18    "Trust" .............................................................................................5
     1.19    "Trust Fund" ........................................................................................5
     1.20    "Nontransferable Annuity" ...........................................................................5
     1.21    "ERISA" .............................................................................................5
     1.22    "Code" ..............................................................................................5
     1.23    "Service" ...........................................................................................6
     1.24    "Hour of Service" ...................................................................................6
     1.25    "Disability" ........................................................................................7
     1.26    SERVICE FOR PREDECESSOR EMPLOYER.  ..................................................................7
     1.27    RELATED EMPLOYERS.  .................................................................................7
     1.28    LEASED EMPLOYEES.  ..................................................................................8
     1.29    DETERMINATION OF TOP HEAVY STATUS.  .................................................................8
     1.30    PLAN MAINTAINED BY MORE THAN ONE EMPLOYER.  ........................................................10

ARTICLE II.  EMPLOYEE PARTICIPANTS...............................................................................10
     2.01    ELIGIBILITY.  ......................................................................................10
     2.02    YEAR OF SERVICE - PARTICIPATION.....................................................................11
     2.03    BREAK IN SERVICE - PARTICIPATION.  .................................................................11
     2.04    PARTICIPATION UPON REEMPLOYMENT.  ..................................................................11

Article III. EMPLOYER CONTRIBUTIONS AND FORFEITURES..............................................................12
     3.01    AMOUNT..............................................................................................12
     3.02    DETERMINATION OF CONTRIBUTION.  ....................................................................13
     3.03    TIME OF PAYMENT OF CONTRIBUTION.  ..................................................................13
     3.04    CONTRIBUTION ALLOCATION.............................................................................13
     3.05    FORFEITURE ALLOCATION.  ............................................................................15
     3.06    ACCRUAL OF BENEFIT.  ...............................................................................16
     3.07    LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS................................................16
     3.08    DEFINITIONS - ARTICLE III.  ........................................................................18

Article IV.  PARTICIPANT CONTRIBUTIONS...........................................................................21
     4.01    PARTICIPANT VOLUNTARY CONTRIBUTIONS.  ..............................................................21
     4.02    PARTICIPANT VOLUNTARY CONTRIBUTIONS - SPECIAL
             DISCRIMINATION TEST.  (Reserved)....................................................................21
     4.03    PARTICIPANT ROLLOVER CONTRIBUTIONS..................................................................21
     4.04    PARTICIPANT CONTRIBUTION - FORFEITABILITY...........................................................21
     4.05    PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION.  ...............................................21
     4.06    PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT..........................................................22

Article V.   TERMINATION OF SERVICE - PARTICIPANT VESTING........................................................22
     5.01    NORMAL RETIREMENT AGE.  ............................................................................22
     5.02    PARTICIPANT DISABILITY OR DEATH.  ..................................................................22
     5.03    VESTING SCHEDULE.  .................................................................................22
     5.04    CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT....23
     5.05    SEGREGATED ACCOUNT FOR REPAID AMOUNT................................................................24
     5.06    YEAR OF SERVICE - VESTING.  ........................................................................25
     5.07    BREAK IN SERVICE - VESTING..........................................................................25
     5.08    INCLUDED YEARS OF SERVICE - VESTING.................................................................25
     5.09    FORFEITURE OCCURS.  ................................................................................25

Article VI.  TIME AND METHOD OF PAYMENT OF BENEFITS..............................................................25
     6.01    TIME OF PAYMENT OF ACCRUED BENEFIT.  ...............................................................25
     6.02    METHOD OF PAYMENT OF ACCRUED BENEFIT.  .............................................................27
     6.03    BENEFIT PAYMENT ELECTIONS.  ........................................................................29
     6.04    ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING
             SPOUSES.  ..........................................................................................34
     6.05    WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY.  [Reserved].................................34
     6.06    WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY.  [Reserved].......................................34
     6.07    DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.  ....................................................34
     6.08    ROLLOVER DISTRIBUTIONS.  ...........................................................................35

Article VII. EMPLOYER ADMINISTRATIVE PROVISIONS..................................................................36
     7.01    INFORMATION TO COMMITTEE.  .........................................................................36
     7.02    NO LIABILITY.  .....................................................................................36
     7.03    INDEMNITY OF COMMITTEE.  ...........................................................................36
     7.04    EMPLOYER DIRECTION OF INVESTMENT.  .................................................................36
     7.05    AMENDMENT TO VESTING SCHEDULE.  ....................................................................37

Article VIII. PARTICIPANT ADMINISTRATIVE PROVISIONS..............................................................37
     8.01    BENEFICIARY DESIGNATION.  ..........................................................................37
     8.02    NO BENEFICIARY DESIGNATION.  .......................................................................38
     8.03    PERSONAL DATA TO COMMITTEE.  .......................................................................38
     8.04    ADDRESS FOR NOTIFICATION.  .........................................................................38
     8.05    ASSIGNMENT OR ALIENATION.  .........................................................................38
     8.06    NOTICE OF CHANGE IN TERMS.  ........................................................................38
     8.07    LITIGATION AGAINST THE TRUST.  .....................................................................39
     8.08    INFORMATION AVAILABLE.  ............................................................................39
     8.09    APPEAL PROCEDURE FOR DENIAL OF BENEFITS.  ..........................................................39

Article IX.  ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANT'S ACCOUNTS..................................40
     9.01    MEMBERS' COMPENSATION, EXPENSES.  ..................................................................40
     9.02    TERM.  .............................................................................................40
     9.03    POWERS.  ...........................................................................................40
     9.04    GENERAL.  ..........................................................................................40
     9.05    FUNDING POLICY.  ...................................................................................41
     9.06    MANNER OF ACTION.  .................................................................................41
     9.07    AUTHORIZED REPRESENTATIVE.  ........................................................................41
     9.08    INTERESTED MEMBER.  ................................................................................41
     9.09    INDIVIDUAL ACCOUNTS.  ..............................................................................41
     9.10    INDIVIDUAL STATEMENT.  .............................................................................41
     9.11    ACCOUNT CHARGED.  ..................................................................................42
     9.12    UNCLAIMED ACCOUNT PROCEDURE.  ......................................................................42
     9.13    INVESTMENT MANAGER.  ...............................................................................43

Article X.   [RESERVED]..........................................................................................43

Article XI.  EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION...........................................................43
     11.01   EXCLUSIVE BENEFIT.  ................................................................................43
     11.02   AMENDMENT BY EMPLOYER.  ............................................................................43
     11.03   DISCONTINUANCE.  ...................................................................................44
     11.04   FULL VESTING ON TERMINATION.  ......................................................................44
     11.05   MERGER/DIRECT TRANSFER.  ...........................................................................44
     11.06   TERMINATION.  ......................................................................................45

Article XII. PROVISIONS RELATING TO THE CODEss.401(k) ARRANGEMENT................................................46
     12.01   CODEss.401(k) ARRANGEMENT...........................................................................46
     12.02   DEFINITIONS.........................................................................................47
     12.03   ANNUAL ELECTIVE DEFERRAL LIMITATION.................................................................49
     12.04   ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST.............................................................50
     12.05   NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS.  ...............53
     12.06   MULTIPLE USE LIMITATION.  ..........................................................................57

Article XIII. MISCELLANEOUS......................................................................................57
     13.01   EVIDENCE............................................................................................57
     13.02   NO RESPONSIBILITY FOR EMPLOYER ACTION.  ............................................................58
     13.03   FIDUCIARIES NOT INSURERS.  .........................................................................58
     13.04   WAIVER OF NOTICE.  .................................................................................58
     13.05   SUCCESSORS.  .......................................................................................58
     13.06   WORD USAGE. ........................................................................................58
     13.07   STATE LAW.  ........................................................................................58
     13.08   EMPLOYMENT NOT GUARANTEED.  ........................................................................58

Article XIV. [RESERVED]..........................................................................................59

Article XV.  PARTICIPANT'S ACCOUNTS AND THEIR INVESTMENT.........................................................59
     15.01   INDIVIDUAL ACCOUNTS.  ..............................................................................59
     15.02   INVESTMENT OF ACCOUNTS.  ...........................................................................59
     15.03   PARTICIPANT ACCOUNTS - INVESTMENT PERCENTAGES.  ....................................................59
     15.04   VALUATION OF PARTICIPANTS' ACCRUED BENEFITS.  ......................................................60
     15.05   ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS.  ...........................................60
     15.06   PARTICIPANT VOTING RIGHTS - EMPLOYER STOCK.  .......................................................60

Article XVI. PROVISIONS EFFECTIVE UPON CHANGE IN CONTROL OF KCSI.................................................61
     16.01   DEFINITIONS OF "CHANGE IN CONTROL OF KCSI".  .......................................................61
     16.02   PROVISIONS EFFECTIVE UPON CHANGE IN CONTROL.  ......................................................62
     16.03   RIGHT TO AMEND ARTICLE XVI PRIOR TO CHANGE IN CONTROL
             OF KCSI.  ..........................................................................................63

Article XVII. PROVISIONS APPLICABLE TO ACCOUNTS TRANSFERRED FROM FORMER MIDSOUTH PLAN............................63
     17.01   MIDSOUTH ACCOUNTS.  ................................................................................63
     17.02   MIDSOUTH PARTICIPANT CONTRIBUTION ACCOUNTS.  .......................................................64
     17.03   METHOD OF PAYMENT OF ACCRUED BENEFIT.  .............................................................64
     17.04   TIME OF PAYMENT AND ACCRUED BENEFIT.  ..............................................................64
     17.05   BENEFIT PAYMENT ELECTIONS.  ........................................................................66
     17.06   ANNUITY DISTRIBUTIONS TO MIDSOUTH  PARTICIPANTS AND SURVIVING SPOUSES...............................68
     17.07   WAIVER ELECTION-QUALIFIED JOINT AND SURVIVOR ANNUITY................................................70
     17.08   WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY.  .................................................71
     17.09   COORDINATION WITH SURVIVOR REQUIREMENTS.  ..........................................................72
     17.10   PARTICIPANT LOANS.  ................................................................................72
     17.10   VESTING SCHEDULE FOR REPAID AMOUNTS.  ..............................................................73

Article XVIII. PROVISIONS APPLICABLE TO ACCOUNTS TRANSFERRED FROM FORMER GATEWAY PLAN............................73
     18.01   GATEWAY ACCOUNTS.  .................................................................................73
     18.02   SPECIAL WITHDRAWAL RIGHTS.  ........................................................................74
     18.03   METHOD OF PAYMENT OF ACCRUED BENEFIT.  .............................................................74
     18.04   TIME OF PAYMENT AND ACCRUED BENEFIT.  ..............................................................75
     18.05   BENEFIT PAYMENT ELECTIONS.  ........................................................................77
     18.06   ANNUITY DISTRIBUTIONS TO GATEWAY PARTICIPANTS AND
             SURVIVING SPOUSES...................................................................................79
     18.07   WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY..............................................80
     18.08   WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY....................................................81
     18.09   COORDINATION WITH SURVIVOR REQUIREMENTS.............................................................82
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                       ALPHABETICAL LISTING OF DEFINITIONS

Plan Definition                                                                                        Reference
                                                                                                      (Page Number)

Account.....................................................................................................1.11(5)
Accounting Date.............................................................................................1.17(5)
Accrued Benefit.............................................................................................1.12(5)
Advisory Committee..........................................................................................1.05(2)
Annual Addition.........................................................................................3.08(a)(18)
Annuity Starting Date......................................................................................6.01(25)
Beneficiary.................................................................................................1.09(4)
Break in Service for Vesting Purposes......................................................................5.07(25)
Cash-Out Distribution......................................................................................5.04(23)
Code........................................................................................................1.22(5)
Codess.411 (d)(6) Protected Benefits.......................................................................11.02(43)
Compensation................................................................................................1.10(4)
Compensation for Codess.415 Purposes.....................................................................3.08(b)(18)
Compensation for Top Heavy Purposes......................................................................1.29(c)(9)
Deemed Cash-Out Rule....................................................................................5.04(C)(24)
Deferral Contributions Account..........................................................................3.04(A)(13)
Defined Contribution Plan...............................................................................3.08(g)(19)
Defined Benefit Plan....................................................................................3.08(h)(19)
Determination Date......................................................................................1.29(g)(10)
Disability..................................................................................................1.25(7)
Distribution Date .........................................................................................6.01(25)
Distribution Valuation Date ...............................................................................6.01(25)
Effective Date..............................................................................................1.15(5)
Elective Contributions......................................................................................1.10(4)
Elective Transfer.........................................................................................11.05(44)
Employee....................................................................................................1.06(2)
Employer....................................................................................................1.02(2)
Employer for Codess.415 Purposes.........................................................................3.08(d)(18)
Employer for Top Heavy Purposes.........................................................................1.29(f)(10)
Employment Commencement Date...............................................................................2.01(10)
Employer Contributions Account.............................................................................3.04(13)
ERISA.......................................................................................................1.21(5)
Excess Amount...........................................................................................3.08(e)(19)
Forfeiture Break In Service................................................................................5.08(25)
Former Gateway Plan.......................................................................................18.01(73)
Former MidSouth Plan......................................................................................17.01(63)
Gateway Accounts..........................................................................................18.01(73)
Gateway Participant.......................................................................................18.01(73)
Hardship................................................................................................6.03(E)(32)
Highly Compensated Employee.................................................................................1.07(2)
Hour of Service.............................................................................................1.24(6)
Investment Manager............................................................................9.04(i)(41); 9.13(43)
KCSI........................................................................................................1.02(2)
Key Employee.............................................................................................1.29(a)(9)
Leased Employees............................................................................................1.28(8)
Limitation Year ........................................................................................3.08(f)(19)
Maximum Permissible Amount..............................................................................3.08(c)(18)
MidSouth Accounts.........................................................................................17.01(63)
MidSouth Participant......................................................................................17.01(63)
Minimum Distribution Incidental Benefit (MDIB)..........................................................6.02(A)(28)
Non-Key Employee.........................................................................................1.29(b)(9)
Nonforfeitable..............................................................................................1.13(5)
Nontransferable Annuity.....................................................................................1.20(5)
Normal Retirement Age......................................................................................5.01(22)
Participant.................................................................................................1.08(3)
Participating Employer......................................................................................1.02(2)
Permissive Aggregation Group............................................................................1.29(e)(10)
Plan........................................................................................................1.01(2)
Plan Entry Date.............................................................................................1.16(5)
Plan Administrator..........................................................................................1.04(2)
Plan Year...................................................................................................1.14(5)
Qualified Domestic Relations Order.........................................................................6.07(34)
Qualified Matching Contributions Account...................................................................3.04(13)
Qualified Nonelective Contributions Account................................................................3.04(13)
Regular Matching Contributions Account.....................................................................3.04(13)
Related Employers...........................................................................................1.27(7)
Required Aggregation Group..............................................................................1.29(d)(10)
Required Beginning Date.................................................................................6.01(B)(26)
Rollover Account...........................................................................................4.03(21)
Rollover Contributions.....................................................................................4.03(21)
Separation from Service.....................................................................................1.23(6)
Service.....................................................................................................1.23(6)
Sponsor.....................................................................................................1.02(2)
Top Heavy Minimum Allocation............................................................................3.04(B)(14)
Top Heavy Ratio.............................................................................................1.29(8)
Trust Fund..................................................................................................1.19(5)
Trust.......................................................................................................1.18(5)
Trustee.....................................................................................................1.03(2)
Year of Service for Eligibility Purposes...................................................................2.02(11)
Year of Service for Vesting Purposes.......................................................................5.06(25)
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                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                         401(k) AND PROFIT SHARING PLAN
                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

                                  INTRODUCTION

         Kansas City Southern Industries, Inc. ("KCSI") originally established, effective as of January 1, 1996, the Kansas City Southern Industries, Inc.
401(k) Plan (the "401 (k) Plan"), for the administration and distribution of contributions made by the Employers for the purpose of providing retirement benefits for eligible Employees.

         Immediately  prior to July 12,  2000  (the  "Spinoff  Date"),  Stilwell
Financial Inc.  ("Stilwell") and its subsidiaries  (collectively,  the "Stilwell
Group") were members of the controlled group of corporations (within the meaning of Code ss. 414(b)) that includes KCSI. As of the Spinoff Date, all of the shares of Stilwell held by KCSI were distributed to the shareholders of KCSI as a spinoff dividend (such transaction being referred to herein as the "Spinoff") and the members of the Stilwell Group thereby ceased to be members of the controlled group of corporations that includes KCSI.

         As of the Spinoff Date, the 401(k) Plan was split into two separate plans: (1) an amended and restated 401(k) plan providing benefits to eligible employees of KCSI and certain of its affiliates (exclusive of the Stilwell
Group), which continued to hold the assets of the 401(k) Plan allocable to employees and former employees of KCSI and certain of its affiliates other than the Stilwell Group, and which continued to be known as the Kansas City Southern
Industries,  Inc. 401(k) Plan (the "401(k) Plan");  and (2) a newly  established
401(k) plan with a profit sharing plan component providing benefits to eligible employees of the Stilwell Group, to which were transferred the assets of the 401(k) Plan allocable to employees and former employees of the Stilwell Group, and which is known as the Stilwell Financial, Inc. 401(k) and Profit Sharing
Plan ("Stilwell Plan").

         KCSI originally established, effective as of January 1, 1990, the Kansas City Southern Industries, Inc. Profit Sharing Plan (the "Profit Sharing
Plan") for the administration and distribution of contributions made by the Employers for the purpose of providing retirement benefits for eligible
Employees. Effective as of the Spinoff Date the Profit Sharing Plan was amended and restated, participants in the Profit Sharing Plan who were employees or former employees of the Stilwell Group ceased to actively participate in the Profit Sharing Plan, and the assets of the Profit Sharing Plan allocable to employees and former employees of the Stilwell Group were transferred to the profit sharing component of the Stilwell Plan.

         Effective  as of  January  1, 2001 (the  "Effective  Date")  the Profit
Sharing Plan was merged with the 401(k) Plan, which was amended, restated and renamed the Kansas City Southern Industries, Inc. 401(k) and Profit Sharing Plan
(the "Plan").

         The provisions of this Plan, as hereby amended and restated effective as of the Effective Date, shall apply to an Employee who is employed by an Employer on or after the Effective Date, and to any other Employee who is employed by an Employer before the Effective Date and whose Account under the Profit Sharing Plan is transferred to the Plan as of the Effective Date. If a Participant in the 401(k) Plan or the Profit Sharing Plan terminated employment from his last Employer prior to the Effective Date, the benefits to which he is entitled shall be determined under the terms of the 401(k) Plan or the Profit
Sharing Plan, as applicable, as in effect on the date of the Employee's termination of employment, unless otherwise indicated.

ARTICLE I.
                                   DEFINITIONS

     1.01 "Plan" means the retirement plan established and continued by KCSI as set forth herein, designated as the "Kansas City Southern Industries, Inc.
401(k) and Profit Sharing Plan."

     1.02 "Employer" means Kansas City Southern Industries, Inc. ("KCSI" or the "Sponsor") or any other employer (a "Participating Employer") who with the written consent of KCSI adopts this Plan.

     1.03 "Trustee" means the Trustee under the Master Trust or any successor in office who in writing accepts the position of Trustee.

     1.04     "Plan  Administrator"  is Kansas City  Southern  Industries,  Inc.
unless  KCSI   designates   another   person  to  hold  the   position  of  Plan
Administrator.  In addition to its other duties, the Plan Administrator has full responsibility  for  compliance  with the reporting and  disclosure  rules under
ERISA as respects this Plan.

     1.05 "Advisory Committee" means the Sponsor's Advisory Committee as from time to time constituted.

     1.06     "Employee" means any employee of an Employer, excluding any Leased
Employee, and excluding any individual who performs services for an Employer and
(i) is working in a classification described as an independent contractor (even if such person is subsequently determined to be a common-law employee of the Employer), (ii) is paid, directly or indirectly, through an Employer's accounts payable system, or (iii) performs such services pursuant to a contract or agreement which provides that the person is an independent contractor or consultant (even if such person is subsequently determined to be a common-law employee of the Employer).

     1.07 "Highly Compensated Employee" means, for any Plan Year commencing on or after January 1, 1997, any individual who (i) is an Employee described in subsection (a) or (b) below, or (ii) is a former Employee described in subsection (c), below:

     (a) An Employee who at any time during the current Plan Year or the preceding Plan Year is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of
          Section 318 of the Code) ("5% Owner") of the Employer;

     (b)  An Employee who (i) received  Compensation  during the preceding  Plan
          Year in excess of $80,000 (in 1996, as adjusted in accordance with regulations and rulings under Section 414(q) of the Code), and (ii) if the Advisory Committee elects by amendment of the Plan to apply this clause (ii) to determine the Highly Compensated Employees for a Plan
          Year, for this Plan and, except as otherwise permitted, consistently for all plans of the Employer whose plan years begin in the same calendar year as such preceding Plan Year, is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Employer when ranked on the basis of Compensation paid during the preceding Plan Year, provided that, for purposes of determining the total number of persons employed by the Employer, the following Employees shall be excluded:

               (1) Employees who have not completed an aggregate of six (6) months of service during the preceding Plan Year,

               (2) Employees who work less than seventeen and one-half (17-1/2) hours per week for 50% or more of the total weeks worked by such employees during the preceding Plan Year,

               (3) Employees who normally work during not more than six (6) months during any year,

               (4) Employees who have not attained age 21 by the end of the preceding Plan Year,

               (5) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income during the preceding Plan
          Year from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and

               (6) Except to the extent provided in regulations prescribed by the Secretary of the Treasury, Employees who are members of a collective bargaining unit represented by a collective bargaining agent with which an Employer has or has had a bargaining agreement.

                  For  purposes  of  this  Section  1.07,  "Compensation"  means
         Compensation as defined in Section 1.10 and  Compensation  must include
         Elective Contributions.

                  The Advisory Committee must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group and the relevant Compensation, consistent with Code ss.414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. Except as otherwise permitted, a calendar year election must apply to all plans and arrangements of the Employer.

               (c) The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.

     1.08 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01.

     1.09 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Advisory Committee's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

     1.10   "Compensation"   means,   effective  as  of  January  1,  1997,  the
Participant's wages,  salaries,  fees for professional service and other amounts received for personal  services  actually  rendered in the course of  employment with  the  Employer  maintaining  the Plan as  defined  in Code  ss.3401(a)  for purposes of income tax  withholding at the source but determined  without regard to any rules that limit  remuneration  included  in wages based on the nature or location of the employment or the services  performed (such as the exception for
agricultural   labor   in   ss.3401(a)(2)).   Compensation   includes   Elective
Contributions  made  by  the  Employer  on  the  Employee's  behalf.   "Elective
Contributions"  are amounts  excludible  from the Employee's  gross income under
Code ss.ss.125, ss.402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the  Employee's  election,  to a Code  ss.401(k)  arrangement,  a  simplified employee  pension,  cafeteria  plan or  tax-sheltered  annuity.  A  Compensation payment  includes  Compensation  paid by the  Employer  to an  Employee  through another person under the common paymaster  provisions of Code  ss.ss.3121(s) and
3306(p).

     Any reference in this Plan to Compensation is a reference to the definition in this Section 1.10, unless the Plan reference specifies a modification to this definition. The Advisory Committee will take into account only Compensation actually paid for the relevant period.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual
Compensation of each Employee taken into account under the Plan shall not exceed the OBRA 93 annual compensation limit. The OBRA 93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code ss.401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA 93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA 93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA 93 annual compensation limit is $150,000.

     Any reference in this Plan to the limitation under Code ss.401(a)(17) shall mean the OBRA 93 annual compensation limit set forth in this provision.

     NONDISCRIMINATION.   For   purposes   of   determining   whether  the  Plan
discriminates  in favor of  Highly  Compensated  Employees,  Compensation  means
Compensation  as defined in this  Section  1.10,  unless  KCSI  elects to use an alternate  nondiscriminatory  definition, in accordance with the requirements of
Code  ss.414(s) and the  regulations  issued under that Code  section.  KCSI may elect to include all  Elective  Contributions  made by the Employer on behalf of the  Employees.  KCSI's  election  to  include  Elective  Contributions  must be consistent  and uniform with respect to Employees  and all plans of the Employer for any particular  Plan Year.  KCSI may make this election to include  Elective
Contributions for  nondiscrimination  testing purposes,  irrespective of whether this Section 1.10 includes  Elective  Contributions in the general  Compensation definition applicable to the Plan.

     1.11 "Account" means the separate account(s) which the Advisory Committee or the Trustee maintains for a Participant under the Plan.

     1.12  "Accrued  Benefit"  means  the  amount  standing  in a  Participant's
Account(s) as of any date derived from both Employer contributions and Employee contributions, if any.

     1.13 "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Accrued
Benefit.

     1.14 "Plan Year" means the fiscal year of the Plan, a 12 consecutive month period ending every December 31.

     1.15 "Effective Date" of this amended and restated Plan is January 1, 2001.

     1.16 "Plan Entry Date" means every January 1 and July 1.

     1.17 "Accounting Date" is the last day of the Plan Year. Unless otherwise specified in the Plan, the Advisory Committee will make all the Plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

     1.18  "Trust"  means the Master  Trust  established  pursuant to the Master
Trust Agreement between KCSI and UMB Bank, N.A. and/or any other Trust that may be established under this Plan.

     1.19 "Trust Fund" means all property of every kind held or acquired by the Trustee under the Plan, other than incidental benefit insurance contracts. A single Master Trust has been established for all Employers participating under the Kansas City Southern Industries, Inc. 401(k) Plan. However, the Trustee shall maintain separate records of account in order to reflect properly each Participant's Accrued Benefit derived from each Participating Employer.

     1.20 "Nontransferable Annuity" means an annuity which by its terms provides that it may not be sold, assigned, discounted, pledged as collateral for a loan or security for the performance of an obligation or for any purpose to any person other than the insurance company. If the Trustee distributes an annuity contract, the contract must be a Nontransferable Annuity.

     1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.22 "Code" means the Internal Revenue Code of 1986, as amended.

     1.23 "Service" means any period of time the Employee is in the employ of the Employer, including any period the Employee is on an unpaid leave of absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
"Separation from Service" means a separation from Service with the Employer maintaining this Plan.

     1.24 "Hour of Service" means:

     (a)  Each Hour of  Service  for  which the  Employer,  either  directly  or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Advisory Committee credits
          Hours of Service  under this  paragraph  (a) to the  Employee  for the
          computation   period  in  which  the  Employee  performs  the  duties,
          irrespective of when paid;

     (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Advisory Committee credits Hours of Service under this paragraph (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made;
          and

     (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Advisory Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Advisory Committee credits Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg.ss.2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph (c).

     The Advisory Committee will not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section
1.24 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Advisory Committee is measuring an Employee's Hours of Service.

     The Employer will credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.
However, for an Employee who is paid on other than an hourly basis, Hours of Service shall be credited according to the following schedule, based on the payroll period of the Employee, for each payroll period with respect to which he or she is paid or is entitled to payment of compensation:

       PAYROLL PERIOD                              HOURS OF SERVICE

       Daily                                             10
       Weekly                                            45
       Bi-Monthly                                        95
       Monthly                                           190

     Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Advisory Committee must credit
Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Advisory Committee considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Advisory Committee credits Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Advisory Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Advisory Committee will credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Advisory Committee credits all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his absence period begins, the Advisory Committee credits these Hours of Service to the immediately following computation period.

     1.25  "Disability"  means the Participant,  because of a physical or mental disability,  will be unable to perform the duties of his  customary  position of employment (or is unable to engage in any substantial  gainful  activity) for an indefinite  period  which  the  Advisory  Committee  considers  will  be of long continued  duration.  A Participant  also is disabled if he incurs the permanent loss or loss of use of a member  or  function  of the  body,  or is  permanently disfigured,  and  incurs  a  Separation  from  Service.  The  Plan  considers  a
Participant   disabled  on  the  date  the  Advisory  Committee  determines  the
Participant  satisfies the definition of disability.  The Advisory Committee may require a Participant  to submit to a physical  examination  in order to confirm disability.  The Advisory  Committee  will apply the  provisions of this Section
1.25 in a nondiscriminatory, consistent and uniform manner.

     1.26 SERVICE FOR PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, the Plan treats service of the Employee with the predecessor employer as service with the Employer.

     1.27  RELATED  EMPLOYERS.   A  related  group  is  a  controlled  group  of
corporations  (as defined in Code ss.414(b)),  trades or businesses  (whether or not incorporated)  which are under common control (as defined in Code ss.414(c))
or an  affiliated  service  group  (as  defined  in  Code  ss.414(m)  or in Code
ss.414(o)).  If the Employer is a member of a related group, the term "Employer"
includes,  for the time period  during  which the relation  exists,  the related group members for purposes of crediting Hours of Service,  determining  Years of
Service and Breaks in Service under Articles II and V, applying the  limitations on  allocations  in Part 2 of Article III,  applying the top heavy rules and the minimum  allocation  requirements  of Article III, the  definitions of Employee,
Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose  required by the  applicable  Code  section or by a Plan  provision.  In addition,  (i) the Plan shall treat all service prior to the Effective Date that is credited  with  respect to an Employee  under the terms of the Plan in effect prior to the  Effective  Date as service  with the  Employer,  and (ii) the Plan shall  treat  service  of an  Employee  on or after the  Effective  Date with an
"affiliate"  of KCSI during the time it is an  "affiliate"  as service  with the
Employer.   For  purposes  of  the  immediately  preceding  sentence,  the  term
"affiliate" means any corporation,  partnership, joint venture or other business entity with  respect to which  twenty-five  percent  (25%) or more of the equity interests therein are owned,  directly or indirectly,  by KCSI, or by any entity at least 80% of the equity interests of which are owned by KCSI. However, only a
Participating  Employer described in Section 1.02 may contribute to the Plan and only an Employee employed by a Participating  Employer described in Section 1.02 is  eligible  to  participate  in  this  Plan.  For  Plan  allocation  purposes,
"Compensation"  does not include  compensation  received from a related employer that is not participating in this Plan.

     1.28  LEASED  EMPLOYEES.  The Plan does not treat a Leased  Employee  as an
Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code ss.144(a)(3)) on a substantially full time basis for at least one year and who performs services under the primary direction or control of the Employer. A
Leased Employee who performs services for the Employer pursuant to a contract or agreement which provides that the person is a Leased Employee will not become eligible to participate in this Plan merely by reason of a determination that the person is a common-law employee of the Employer, unless and until the Employer changes the employment classification of such person.

     1.29 DETERMINATION OF TOP HEAVY STATUS. If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued
Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Advisory Committee must include in the top heavy ratio, as part of the present value of Accrued
Benefits, any contribution not made as of the Determination Date but includible under Code ss. 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Advisory Committee must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one
Hour of Service with the Employer during the Determination  Period. The Advisory
Committee must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code ss. 416 and the regulations under that Code section.

     If the Employer  maintains other  qualified  plans  (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required  Aggregation  Group and for the  permissive
Aggregation  Group,  if any,  each  exceeds 60%.  The  Advisory  Committee  will calculate  the top  heavy  ratio in the same  manner  as  required  by the first paragraph  of this  Section  1.29,  taking  into  account  all plans  within the
Aggregation  Group. To the extent the Advisory  Committee must take into account
distributions   to  a   Participant,   the  Advisory   Committee   must  include
distributions  from a terminated plan which would have been part of the Required
Aggregation  Group  if it were  in  existence  on the  Determination  Date.  The
Advisory  Committee will  calculate the present value of Accrued  Benefits under defined benefit plans or simplified  employee  pension plans included within the group  in  accordance  with  the  terms of  those  plans,  Code ss.  416 and the regulations under that Code section.  If a Participant in a defined benefit plan is a Non-Key Employee, the Advisory Committee will determine his Accrued Benefit under the accrual method,  if any, which is applicable  uniformly to all defined benefit plans  maintained by the Employer or, if there is no uniform method,  in accordance  with the slowest  accrual rate permitted  under the fractional  rule accrual  method  described in Code ss.  411(b)(1)(C).  To calculate  the present value of benefits from a defined  benefit plan, the Advisory  Committee will use the  actuarial  assumptions  (interest  and  mortality  only)  prescribed by the defined  benefit  plan(s)  to  value  benefits  for top  heavy  purposes.  If an aggregated plan does not have a valuation date coinciding with the Determination
Date, the Advisory  Committee must value the Accrued  Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code ss. 416 and applicable Treasury regulations  require  for the first and  second  plan year of a defined  benefit plan.  The Advisory  Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

     DEFINITIONS. For purposes of applying the provisions of this Section 1.29:

          (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee), who, for any Plan
     Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Codess.415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Codess.415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has compensation of more than $150,000. The constructive ownership rules of Codess.318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer.
     The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Codess.414(q)(8) exclusions) of Employees, but no more than 50 officers.
     The Advisory Committee will make the determination of who is a Key Employee in accordance with Codess.416(i)(1) and the regulations under that Code section.

          (b) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

          (c) "Compensation" means Compensation as determined under Section 1.07
     (relating to the Highly Compensated Employee definition).

          (d) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code ss.401(a)(4) or Code ss.410.

          (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code ss.401(a)(4) and Code ss.410. The Advisory Committee will determine the Permissive
     Aggregative Group.

          (f) "Employer" means the Employer that adopts this Plan and any related employers described in Section 1.27.

          (g) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year. The "Determination Period" is the
     5-year period ending on the Determination Date.

     1.30 PLAN MAINTAINED BY MORE THAN ONE EMPLOYER. If more than one Employer maintains this Plan, then for purposes of determining Service and Hours of Service, the Advisory Committee will treat all Employers maintaining this Plan as a single employer.

     PLAN ALLOCATIONS. The Advisory Committee and the Trustee will account separately for each Employer's contributions under the Plan. In this respect, the Advisory Committee will allocate each Employer's contributions to the Trustee for a Plan Year, in accordance with Article III, to the Accounts of those Participants actually employed by that Employer during the Plan Year. The
Advisory Committee will attribute Participant forfeitures to the Employer or Employers that actually employed the forfeited Participant in the year of the forfeiture. For this purpose, Compensation will mean Compensation paid during the Plan Year to those Participants actually employed by that Employer during the Plan Year.

                                  ARTICLE II.
                              EMPLOYEE PARTICIPANTS

     2.01 ELIGIBILITY. Each Employee (other than an Excluded Employee) becomes a
Participant  in the  Plan on the Plan  Entry  Date (if  employed  on that  date)
coincident   with  or   immediately   following  the  later  of  his  Employment
Commencement  Date  or the  date he  attains  age 18.  Each  Employee  who was a
Participant  in the 401(k) Plan or the Profit Sharing Plan on the day before the
Effective  Date and who continues as an Employee on the Effective Date continues as a  Participant  in the  Plan on the  Effective  Date.  The  term  "Employment
Commencement  Date" means the date on which the Employee  first performs an Hour of Service for an Employer.

     An Employee is an Excluded Employee if he is (a) a nonresident alien who receives no earned income (within the meaning of Code ss.911(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code ss.861(a)(3)), or (b) a member of a collective bargaining unit, unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if he is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more
Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers. The term "employee representatives" does not include an organization more than one half the members of which are owners, officers or executives of the Employer.

     If a Participant  has not incurred a Separation from Service but becomes an
Excluded  Employee,  then  during the period such a  Participant  is an Excluded
Employee,  the Advisory Committee will limit that  Participant's  sharing in the allocation of Employer contributions and Participant forfeitures,  if any, under the Plan by  disregarding  his  Compensation  paid by the  Employer for services rendered in his capacity as an Excluded Employee. However, during such period of
exclusion,  the  Participant,   without  regard  to  employment  classification,
continues to receive  credit for vesting  under Article V for each included Year of Service and the Participant's  Account continues to share fully in Trust Fund allocations under Section 15.05.

     If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as an Excluded Employee for purposes of vesting credit under Article V.

     A Leased Employee who performs services for the Employer pursuant to a contract or agreement which provides that the person is a Leased Employee will not become eligible to participate in this Plan merely by reason of a determination that the person is a common-law employee of the Employer, unless and until the Employer changes the employment classification of such person. If a Leased Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately if he has satisfied the eligibility conditions of
Section 2.01 and would have been a Participant had he not been a Leased Employee during his period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Service with the Employer as a Leased
Employee for purposes of vesting credit under Article V.

     2.02 YEAR OF SERVICE - PARTICIPATION. For purposes of an Employee's participation in the Plan under Section 2.01, the Plan does not apply any minimum Hour of Service requirement. The Plan does not require an Employee who terminates employment to establish a new Employment Commencement Date if re-employed by the Employer.

     2.03 BREAK IN SERVICE - PARTICIPATION. For purposes of participation in the
Plan, the Plan does not apply any Break in Service rule.

     2.04 PARTICIPATION UPON REEMPLOYMENT. A Participant whose employment terminates reenters the Plan as a Participant on the date of his reemployment.
An Employee who satisfies the Plan's eligibility conditions but who terminates employment prior to becoming a Participant becomes a Participant in the Plan on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

                                  ARTICLE III.
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1.  AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS:
SECTIONS 3.01 THROUGH 3.06.

3.01     AMOUNT.

     (A) CONTRIBUTION FORMULA. For each Plan Year, the Employer shall contribute to the Trust the following amounts:

               DEFERRAL CONTRIBUTIONS. The amount by which the Participants have elected to reduce their Compensation (as defined in Section 1.10 after modification by Section 12.01) for the Plan Year under their salary reduction agreements on file with the Advisory Committee.

               EMPLOYER MATCHING CONTRIBUTIONS. An amount equal to 100% of each Participant's eligible contributions. The Employer will determine the amount of its matching contributions by disregarding Participants not entitled to an allocation of matching contributions. The Employer, in its sole discretion, may designate all or any portion of its matching contribution as a qualified matching contribution at the time it makes the contribution.

               DISCRETIONARY PROFIT SHARING CONTRIBUTION. The additional amount the Employer may from time to time deem advisable and designates as a discretionary profit sharing contribution. The Employer, in its sole discretion, may designate all or any portion of its discretionary profit sharing contribution as a qualified nonelective contribution at the time it makes the contribution.

     The Employer shall make its contribution under the Plan irrespective of whether it has net profits. Although the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends this plan to be a profit sharing plan for all purposes under the Code. The Employer shall not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' "Maximum Permissible Amount" under
Section 3.08.

     ELIGIBLE   CONTRIBUTIONS.   Under  the  matching  contribution  formula,  a
Participant's "eligible  contributions" are the deferral contributions allocated to the Participant  not in excess of 3% of the  Participant's  Compensation  (as defined in Section 1.10 after  modification by Section 12.01) for the Plan Year.
Eligible  contributions  do not include deferral  contributions  that are excess deferrals under Section 12.03.  For this purpose:  (a) excess  deferrals  relate first to deferral  contributions for the Plan Year not otherwise  eligible for a matching  contribution;  and (b) if the Plan Year is not a  calendar  year,  the excess  deferrals  for a Plan Year are the last  deferrals  made for a  calendar year.

     (B) RETURN OF CONTRIBUTIONS. The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal
Revenue  Service will not  disallow  the  deduction  for its  contribution.  The
Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code ss.404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one year after:

          (a)  The Employer made the contribution by mistake of fact; or

          (b) The disallowance of the contribution as a deduction, and then only to the extent of the disallowance.

     The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

     3.02 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

     3.03 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments  without  interest.  The Employer must make its  contribution  to the Trust within the time prescribed by the Code
or   applicable   Treasury   regulations.   The  Employer   must  make  deferral
contributions  to the Trust,  to the extent made  pursuant  to salary  reduction
agreements,   within  an  administratively   reasonable  period  of  time  after
withholding the corresponding  Compensation  from the Participant.  The Employer also must make deferral contributions and qualified nonelective contributions no later than the time prescribed by the Code or by Treasury regulations.  Deferral contributions  are  Employer  contributions  for all  purposes  under this Plan, except to the extent the Code or Treasury  regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

3.04     CONTRIBUTION ALLOCATION.
--------------------------------

     (A) METHOD OF ALLOCATION.  To make allocations under the Plan, the Advisory
Committee must establish a Deferral  Contributions  Account,  a Regular Matching
Contributions  Account, a Qualified Matching  Contributions Account, a Qualified
Nonelective Contributions Account and a Profit Sharing Contributions Account for each Participant.

     DEFERRAL  CONTRIBUTIONS.  The  Advisory  Committee  will  allocate  to each
Participant's Deferral Contributions Account the deferral contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of each date during the Plan Year on which such Participant is paid.

     MATCHING CONTRIBUTIONS. The Employer, at the time of contribution, must designate which portion, if any, of its matching contribution is allocable to the Qualified Matching Contributions Accounts and which part, if any, is allocable to the Regular Matching Contributions Accounts. The Advisory Committee will allocate the matching contributions to the Regular Matching Contributions
Account of the Participant on whose behalf the Employer makes that contribution as of the last day of the Plan Year; provided, however, that the Advisory
Committee will make tentative interim allocations of matching contributions to the Regular Matching Contributions Account of the Participant on whose behalf the Employer makes the contribution as of each date during the Plan Year on which such Participant is paid, and shall make a final allocation upon the earlier of the Participant's termination of employment with the Employer or the last day of the Plan Year equal to the amount of matching contribution required under Section 3.01(A) less any interim allocations made to such Participant's
Regular Matching Contributions Account during the Plan Year.

     To the extent the Employer makes qualified matching contributions, the Advisory Committee will allocate the qualified matching contributions to the Qualified Matching Contributions Account of the Participant on whose behalf the Employer makes the contribution.

     QUALIFIED  NONELECTIVE  CONTRIBUTIONS.  If the  Employer,  at the  time  of
contribution,   designates  a  contribution   to  be  a  qualified   nonelective
contribution  for the Plan Year,  the  Advisory  Committee  will  allocate  that qualified nonelective  contribution to the Qualified  Nonelective  Contributions
Account  of  each   Participant  in  the  same  ratio  that  the   Participant's
Compensation  for  the  Plan  Year  bears  to  the  total  Compensation  of  all
Participants for the Plan Year.

     DISCRETIONARY PROFIT SHARING CONTRIBUTIONS.  Subject to Section 3.04(B) and
any restoration  allocation  required under Section 5.04, the Advisory Committee will  allocate  and credit each annual  Employer  discretionary  profit  sharing contribution,  if any, other than  discretionary  profit  sharing  contributions which,  at the  time of  contribution,  the  Employer  designates  as  qualified nonelective  contributions,  to the Profit Sharing Contributions Account of each
Participant  who satisfies the conditions of Section 3.06 in the same ratio that
each   Participant's   Compensation  for  the  Plan  Year  bears  to  the  total
Compensation of all such Participants for the Plan Year.

          (B)  TOP HEAVY MINIMUM ALLOCATION.

               (1)  MINIMUM  ALLOCATION.  If the  Plan is top  heavy in any Plan
                    Year:

               (a) Each Non-Key  Employee (as defined in Section  1.29) who is a
          Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan
          Year and

               (b) The top heavy minimum allocation is the lesser of 3% of the Non-Key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee
          (as defined in section 1.29). However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the antidiscrimination rules of Code ss.401(a)(4) or the coverage rules of Code ss.410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employees.

               (c) For purposes of this Section 3.04(B),  the term "Participant"
          includes any employee  otherwise  eligible to  participate in the Plan but who is not a  Participant  because of his failure to make elective deferrals under a Code ss.401(k) arrangement or because of his failure to make mandatory employee contributions.  For purposes of clause (b),
          "Compensation"   means   Compensation  as  defined  in  Section  1.10,
          disregarding   Elective   Contributions   and  any   exclusions   from
          Compensation.  For purposes of this Section  3.04(B),  a Participant's contribution rate is the sum of Employer  contributions (not including
          Employer  contributions to Social Security) and forfeitures  allocated to  the  Participant's  Account  for  the  Plan  Year  divided  by his
          Compensation  for the  entire  Plan  Year.  However,  for  Plan  Years beginning after December 31, 1988, a Non-Key  Employee's  contribution rate  does  not  include  any  Elective  Contributions  under  a  Code
          ss.401(k)   arrangement  nor  any  Employer   matching   contributions
          necessary  to  satisfy  the  nondiscrimination  requirements  of  Code
          ss.401(k)  or  of  Code   ss.401(m).   To  determine  a  Participant's
          contribution rate, the Advisory Committee must treat all qualified top heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.27) as a single Plan.

               (2) METHOD OF COMPLIANCE. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.04(B)(2). The
          Advisory Committee first will allocate the Employer contributions (and
          Participant forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.04(A). The Employer then will contribute an additional amount for the Account of any Participant who is entitled under this Section 3.04(B) to a top heavy minimum allocation and whose contribution rate for the Plan Year is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Advisory Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

     3.05 FORFEITURE ALLOCATION. The amount of a Participant's Accrued Benefit forfeited under the Plan is a Participant forfeiture. Subject to any restoration allocation required under Section 5.04 or 9.12 and the special forfeiture allocation for certain excess aggregate contributions described in Section
12.05,  the  Advisory  Committee  will  allocate  the amount of a  Participant's
Accrued Benefit forfeited under the Plan in accordance with Section 3.04 to reduce the Employer matching contributions or profit sharing contributions for the Plan Year in which the forfeiture occurs and, if necessary, to reduce
Employer  matching  contributions or profit sharing  contributions in subsequent
Plan Years. The Advisory Committee will continue to hold the undistributed, non-vested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in
Section 5.09 or, if applicable, until the time specified in Section 9.12. Except as provided under Section 5.04, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

     FORFEITURE OF CERTAIN MATCHING CONTRIBUTIONS. A Participant will forfeit any matching contributions allocated with respect to excess deferrals, excess contributions or excess aggregate contributions, as determined under Article
XII. The Advisory Committee will allocate these forfeited amounts in accordance with this Section 3.05.

     3.06 ACCRUAL OF BENEFIT. The Advisory Committee will determine the accrual of benefit (Employer contributions and Participant forfeitures) on the basis of the Plan Year, except as provided in Section 3.04.

     COMPENSATION  TAKEN INTO  ACCOUNT.  In  allocating  an  Employer  qualified
nonelective   contribution   or  an  Employer   discretionary   profit   sharing
contribution  to a Participant's  Account,  the Advisory  Committee,  except for purposes  of  determining  the top  heavy  minimum  contribution  under  Section
3.04(B), will take into account only the Compensation determined for the portion of the Plan Year in which the Employee is actually a Participant.

     HOURS OF SERVICE REQUIREMENT. A Participant will share in the allocation of Employer deferral contributions, matching contributions and qualified nonelective contributions for a Plan Year without regard to any Hours of Service requirement for that Plan Year. Subject to the top-heavy minimum allocation requirement of Section 3.04(B), a Participant will not share in the allocation of Employer discretionary profit sharing contributions for a Plan
Year if the Participant does not complete a minimum of 1,000 Hours of Service during the Plan Year, unless the Participant terminates employment during the Plan Year because of death or Disability or because of the attainment of Normal
Retirement Age in the current Plan Year or in a prior Plan Year.

     EMPLOYMENT REQUIREMENT. A Participant will share in the allocation of Employer contributions for a Plan Year without regard to whether he is employed by the Employer on the Accounting Date of that Plan Year.

PART 2.  LIMITATIONS ON ALLOCATION:  SECTIONS 3.07 AND 3.08.

     3.07  LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS'  ACCOUNTS.  The amount of
Annual Additions which the Advisory  Committee may allocate under this Plan on a
Participant's   behalf  for  a  Limitation  Year  may  not  exceed  the  Maximum
Permissible Amount. If the amount the Employer otherwise would contribute to the
Participant's  Account would cause the Annual  Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its  contribution so the Annual Additions for the Limitation Year will equal the
Maximum Permissible Amount. If an allocation of Employer contributions, pursuant to Section  3.04,  would result in an Excess Amount (other than an Excess Amount
resulting  from  the   circumstances   described  in  Section  3.07(B))  to  the
Participant's  Account, the Advisory Committee will reallocate the Excess Amount to the  remaining  Participants  who are eligible for an  allocation of Employer contributions  for the Plan Year in which the Limitation Year ends. The Advisory
Committee  will make this  reallocation  on the basis of the  allocation  method under the Plan as if the Participant  whose Account  otherwise would receive the
Excess Amount is not eligible for an allocation of Employer contributions.

     (A)  ESTIMATION  OF  COMPENSATION.   Prior  to  the  determination  of  the
Participant's  actual Compensation for a Limitation Year, the Advisory Committee
may determine the Maximum  Permissible  Amount on the basis of the Participant's estimated annual  Compensation for such Limitation Year. The Advisory  Committee must  make  this  determination  on a  reasonable  and  uniform  basis  for  all
Participants similarly situated. The Advisory Committee must reduce any Employer contributions  (including  any  allocation  of  forfeitures)  based on estimated annual  Compensation by any Excess Amount carried over from prior years. As soon as is  administratively  feasible  after  the end of the  Limitation  Year,  the
Advisory  Committee  will  determine  the  Maximum  Permissible  Amount for such
Limitation Year on the basis of the Participant's  actual  Compensation for such
Limitation Year.

     (B) DISPOSITION OF EXCESS AMOUNT. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Part 2 of Article III, an Excess Amount results, the Advisory Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Advisory Committee will make this distribution before making any of the corrective distributions in the remaining paragraphs of this Section 3.07(B). The Advisory Committee will disregard any elective deferrals returned under this paragraph for purposes of
Article XII.

     If, because of a reasonable error in estimating Compensation, or because of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, the Advisory Committee will dispose of such Excess Amount as follows:

          (a) The Advisory  Committee  will return any  nondeductible  voluntary
     Employee contributions to the Participant to the extent that the return would reduce the Excess Amount.

          (b) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation
     Year, then the Advisory Committee will use the Excess Amount(s) to reduce future Employer contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding
     Limitation Year, as is necessary, for the Participant.

          (c) If, after the application of paragraph (a), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Advisory Committee will hold the Excess Amount unallocated in a suspense account. The Advisory Committee will apply the suspense account to reduce Employer Contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

          (d) Except as provided in paragraph  (a), the Advisory  Committee will
     not  distribute  any  Excess   Amount(s)  to   Participants  or  to  former
     Participants.

     (C) MORE THAN ONE  PLAN.  If the  Advisory  Committee  allocated  an Excess
Amount to a  Participant's  Account  on an  allocation  date of this Plan  which
coincides  with  an  allocation  date  of  another  defined   contribution  plan
maintained by the Employer,  the Advisory  Committee  will  attribute the Excess
Amount  allocated as of such date to the profit sharing  component of this Plan.
If an Excess  Amount  remains,  it will then be  attributed  to the Kansas  City
Southern Industries, Inc. Employee Stock Ownership Plan, and then, if necessary, to the 401(k) plan component of this Plan.

     (D)  DEFINED  BENEFIT  PLAN  LIMITATION.   If  the  Participant   presently
participates, or has ever participated,  under a defined benefit plan maintained by the  Employer,  then the sum of the defined  benefit  plan  fraction  and the defined  contribution plan fraction for the Participant for that Limitation Year must not exceed 1.0. To the extent  necessary  to satisfy this  limitation,  the
Employer will reduce its contribution or allocation on behalf of the Participant to the defined  contribution  plan under which the Participant  participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

     3.08 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

          (a) "Annual  Addition" - The sum of the following amounts allocated on
     behalf  of  a  Participant   for  a  Limitation   Year:  (i)  all  Employer
     contributions;  (ii) all forfeitures; and (iii) all Employee contributions.
     Except to the extent  provided in Treasury  Regulations,  Annual  Additions include excess contributions  described in Codess.401(k),  excess aggregate contributions  described in Codess.401(m) and excess deferrals described in
     Codess.402(g),  irrespective  of whether the Plan  distributes  or forfeits
     such  excess  amounts.   Annual   Additions  also  include  Excess  Amounts
     re-applied to reduce  Employer  contributions  under Section 3.07.  Amounts allocated  after  March 31,  1984,  to an  individual  medical  account (as defined in  Codess.415(1)(2))  included as part of a defined  benefit  plan maintained  by the  Employer  are  Annual  Additions.  Furthermore,  Annual
     Additions  include  contributions  paid or accrued after December 31, 1985,
     for  taxable  years  ending  after  December  31,  1985,   attributable  to
     post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code  ss.419A(d)(3))  under a welfare  benefit fund
     (as defined in  Codess.419(e))  maintained  by the  Employer,  but only for purposes of the dollar  limitation  applicable  to the Maximum  Permissible
     Amount.

          (b)  "Compensation" - For purposes of applying the limitations of Part
     2 of this  Article III,  "Compensation"  means  Compensation  as defined in
     Section  1.10,   disregarding   any  exclusions   from   Compensation   and
     disregarding  Elective  Contributions with respect to Plan Years commencing before January 1, 1998, but including Elective Contributions for Plan Years commencing after December 31, 1997.

          (c) "Maximum  Permissible Amount" - The lesser of (i) $30,000, or (ii)
     25% of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Advisory Committee will multiply the $30,000 (or adjusted) limitation by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                  ---------------------------------------------
                                       12

          (d) "Employer" - The Employer that adopts this Plan and any related employers described in Section 1.27. Solely for purposes of applying the limitations of Part 2 of this Article III, the Advisory Committee will determine related employers described in Section 1.27 by modifying Code ss.414(b) and (c) in accordance with Code ss.415(h).

          (e) "Excess Amount" - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (f)  "Limitation  Year" - The Plan Year.  If the  Employer  amends the
     Limitation  Year  to a  different  12  consecutive  month  period,  the new
     Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

          (g) "Defined contribution plan" - A retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which the plan may allocate to such participant's account. The
     Advisory Committee must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. For purposes of the limitations of part 2 of this Article III, the Advisory Committee will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Advisory
     Committee also will treat as a defined contribution plan an individual medical account (as defined in Codess.415(l)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code ss.419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Codess.419A(d)(3)).

          (h) "Defined benefit plan" - A retirement plan which does not provide for individual accounts for Employer contributions. The Advisory Committee must treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

          (i) "Defined benefit plan fraction"

              Projected annual benefit of the Participant under the
                             defined benefit plan(s)
              -----------------------------------------------------
            The lesser of (i) 125% (subject to the "100% limitation"
              in paragraph (k)) of the dollar limitation in effect
               under Code ss.415(b)(1)(A) for the Limitation Year,
             or (ii) 140% of the Participant's average Compensation
                   for his high 3 consecutive Years of Service

          To determine the denominator of this fraction, the Advisory Committee will make any adjustment required under Code ss.415(b) and will determine a Year of Service as a Plan Year in which the Employee completed at least
     1,000 Hours of Service. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

          CURRENT ACCRUED BENEFIT. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 5, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued
     Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This
     Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 as in effect at the end of the 1986 Limitation Year.

          (j) "Defined contribution plan fraction"

             The sum, as of the close of the Limitation Year, of the
                  Annual Additions to the Participant's Account under the
                          defined contribution plan(s)
              ---------------------------------------------------
            The sum of the lesser of the following amounts determined
           for the Limitation Year and for each prior Year of Service with the Employer: (i) 125% (subject to the
                "100% limitation" in paragraph (k)) of the dollar
             limitation in effect under Codess.415(c)(1)(A) for the
                Limitation Year (determined without regard to the
             special dollar limitations for employee stock ownership
              plans), or (ii) 35% of the Participant's Compensation
                             for the Limitation Year

          For purposes of determining  the defined  contribution  plan fraction, the Advisory  Committee will not recompute  Annual  Additions in Limitation
     Years   beginning   prior  to  January  1,  1987,  to  treat  all  Employee
     contributions  as Annual  Additions.  If the Plan satisfied Code ss.415 for
     Limitation Years beginning prior to January 1, 1987, the Advisory Committee will  redetermine  the defined  contribution  plan fraction and the defined benefit  plan  fraction  as of the  end  of the  1986  Limitation  Year  in accordance with this Section 3.08. If the sum of the redetermined fractions exceeds 1.0, the Advisory  Committee  will  subtract  permanently  from the numerator of the defined  contribution plan fraction an amount equal to the product of (1) the excess of the sum of the fractions  over 1.0,  times (2)
     the denominator of the defined  contribution  plan fraction.  In making the adjustment, the Advisory Committee must disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit.
     This Plan continues any transitional  rules applicable to the determination of the defined  contribution  plan fraction under the Employer's Plan as of the end of the 1986 Limitation Year.

          (k) "100%  limitation." If the 100% limitation  applies,  the Advisory
     Committee must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. The 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not provide extra minimum benefits which satisfy Code ss.416(h)(2).

                                  ARTICLE IV.
                            PARTICIPANT CONTRIBUTIONS

     4.01 PARTICIPANT VOLUNTARY CONTRIBUTIONS. The Plan does not permit or require Participant nondeductible contributions.

     4.02 PARTICIPANT  VOLUNTARY  CONTRIBUTIONS - SPECIAL  DISCRIMINATION  TEST.
(Reserved)

     4.03  PARTICIPANT  ROLLOVER  CONTRIBUTIONS.   Any  Participant,   with  the
Employer's written consent and after filing with the Trustee the form prescribed by the Advisory  Committee,  may contribute  cash or other property to the Trust other  than as a  voluntary  contribution  if the  contribution  is a  "rollover contribution"  which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a
rollover   contribution,   the  Trustee  may  require  an  Employee  to  furnish
satisfactory  evidence  that  the  proposed  transfer  is in  fact  a  "rollover contribution"  which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under Part 2 of Article III.

     The  Advisory   Committee  must  establish  a  Rollover  Account  for  each
Participant   making  a  rollover   contribution,   and  allocate  the  rollover
contribution to the Rollover Account as of the date the rollover contribution is received.  The Trustee  will invest the rollover  contribution  as a part of the
Trust Fund.

     The Advisory Committee may accept a rollover contribution on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Advisory Committee accepts such a rollover contribution, the Advisory Committee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

     4.04 PARTICIPANT  CONTRIBUTION -  FORFEITABILITY.  A Participant's  Accrued
Benefit is, at all times, one hundred percent (100%) Nonforfeitable to the extent the value of his Accrued Benefit is derived from Participant rollover contributions made by him to the Trust for his own benefit.

     4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION.  A Participant may
not withdraw  any part of his Rollover  Account  attributable  to a  Participant rollover  contribution  made by him to the Trust  except as  provided in Section
6.03(F).  The  Trustee,  in  accordance  with  the  direction  of  the  Advisory
Committee,   will  distribute  a  Participant's   unwithdrawn   Accrued  Benefit
attributable to his Participant  rollover  contributions  in accordance with the provisions  of Article VI applicable to the  distribution  of the  Participant's
Nonforfeitable Accrued Benefit.

     4.06 PARTICIPANT CONTRIBUTION - ACCRUED BENEFIT. The Advisory Committee must maintain, or must direct the Trustee to maintain, a separate Account(s) in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan derived from his Participant rollover contributions. A Participant's
Accrued Benefit derived from his Participant rollover contributions as of any applicable date is the balance of his separate Participant rollover contribution
Account(s).

                                   ARTICLE V.
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

     5.01 NORMAL  RETIREMENT  AGE. A Participant's  Normal  Retirement Age is 65
years of age. A  Participant  who  remains in the employ of the  Employer  after attainment of Normal  Retirement  Age will continue to  participate  in Employer
contributions.   A   Participant's   Accrued   Benefit   derived  from  Employer
contributions  is 100%  Nonforfeitable  upon  and  after  his  attaining  Normal
Retirement Age (if employed by the Employer on or after that date).

     5.02 PARTICIPANT DISABILITY OR DEATH. If a Participant's employment with the Employer terminates as a result of death or disability, the Participant's
Accrued Benefit derived from Employer contributions will be 100% Nonforfeitable.

     5.03 VESTING  SCHEDULE.  A Participant's  Deferral  Contributions  Account,
Qualified Matching  Contributions Account,  Qualified Nonelective  Contributions
Account, Profit Sharing Contributions Account and Rollover Account will be one hundred percent (100%) Nonforfeitable at all times. Except as provided in Sections 5.01 and 5.02, for each Year of Service, a Participant's Nonforfeitable percentage of his Regular Matching Contributions Account equals the percentage in the following vesting schedule:

                                               Percent of
          Years of Service                   Nonforfeitable
          With the Employer                  Accrued Benefit

          Less than 3                              None
          3                                        25%
          4                                        50%
          5                                        100%

     For any Plan Year for which the Plan is a top  heavy  Plan (as  defined  in
Section  1.29),   the  Advisory   Committee   will  calculate  a   Participant's
Nonforfeitable Percentage of his Accrued Benefit under the following schedule:

                                                 Percent of
         Years of Service                      Nonforfeitable
         With the Employer                     Accrued Benefit

         Less than 2 . . . . . . . . . . . . . . . None
         2           . . . . . . . . . . . . . . .  20%
         3           . . . . . . . . . . . . . . .  40%
         4           . . . . . . . . . . . . . . .  60%
         5          . . . . . . . . . . . . . . . .100%

     The Advisory Committee will apply the top heavy schedule to Participants who earn at least one Hour of Service after the top heavy schedule becomes effective. A shift between vesting schedules under this Section 5.03 is an amendment to the vesting schedule and the Advisory Committee must apply the rules of Section 7.05 accordingly. A shift to a new vesting schedule under this
Section 5.03 is effective on the first day of the Plan Year for which the top heavy status of the Plan changes.

     Notwithstanding anything in this Section 5.03 or Article XVIII to the contrary, each Gateway Participant (as defined in Section 18.01) shall be 100% vested in his Accrued Benefit.

     5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF
FORFEITED  ACCRUED  BENEFIT.  If,  pursuant  to Article  VI, a  partially-vested
Participant receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in Section 5.08), the cash-out distribution will result in an immediate forfeiture of the non-vested portion of the Participant's
Accrued Benefit derived from Employer contributions. See Section 5.09. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.03 is less than 100%. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable
Accrued Benefit.

     (A)  RESTORATION  AND  CONDITIONS  UPON  RESTORATION.   A  partially-vested
Participant  who is  reemployed  by the  Employer  after  receiving  a  cash-out distribution of the  Nonforfeitable  percentage of his Accrued Benefit may repay the Trustee the amount of the  cash-out  distribution  attributable  to Employer contributions, unless the Participant no longer has a right to restoration under the requirements of this Section 5.04. If a  partially-vested  Participant makes the cash-out  distribution  repayment,  the Advisory  Committee,  subject to the conditions of this paragraph (A), must restore his Accrued Benefit  attributable to Employer  contributions to the same dollar amount as the dollar amount of his
Accrued Benefit on the Accounting  Date, or other  valuation  date,  immediately preceding  the date of the cash-out  distribution,  unadjusted  for any gains or losses  occurring  subsequent to that Accounting  Date, or other valuation date.
Restoration of the  Participant's  Accrued Benefit  includes  restoration of all
Code  ss.411(d)(6)  protected  benefits  with respect to that  restored  Accrued
Benefit,  in  accordance  with  applicable  Treasury  regulations.  The Advisory
Committee will not restore a reemployed Participant's Accrued Benefit under this paragraph if:

          (1) Five (5) years have elapsed since the Participant's first reemployment date following the cash-out distribution; or

          (2) The Participant incurred a Forfeiture Break in Service (as defined in Section 5.08). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Advisory Committee otherwise would restore.

     (B) TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Accrued Benefit applies, the Advisory Committee will restore the Participant's Accrued Benefit as of the Plan
Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Advisory Committee, to the extent necessary, will allocate to the Participant's Account:

          (1) First, the amount, if any, of Participant forfeitures the Advisory
     Committee would otherwise allocate under Section 3.05;

          (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

          (3) Third, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

     To the extent the amounts described in clauses (1), (2) and (3) are insufficient to enable the Advisory Committee to make the required restoration, the Employer must contribute, without regard to any requirement or condition of
Section 3.01, the additional amount necessary to enable the Advisory Committee to make the required restoration. If, for a particular Plan Year, the Advisory
Committee  must  restore  the  Accrued  Benefit  of  more  than  one  reemployed
Participant, then the Advisory Committee will make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all reemployed Participants. The Advisory Committee will not take into account the allocation under this Section 5.04 in applying the limitation on allocations under Part 2 of Article III.

     (C) 0% VESTED PARTICIPANT.  The deemed cash-out rule applies to a 0% vested
Participant.  A 0% vested  Participant  is a Participant  whose Accrued  Benefit derived from Employer  contributions is entirely  forfeitable at the time of his
Separation from Service.  Under the deemed cash-out rule, the Advisory Committee will treat the 0% vested Participant as having received a cash-out  distribution
on  the  date  of  the   Participant's   Separation  from  Service  or,  if  the
Participant's Account is entitled to an allocation of Employer contributions for the Plan Year in which he separates  from Service,  on the last day of that Plan
Year.

     For purposes of applying the restoration provisions of this Section 5.04, the Advisory Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his reemployment with the Employer.

     5.05 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Advisory Committee restores the Participant's Accrued Benefit, as described in Section 5.04, the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Advisory Committee restores the Participant's
Accrued Benefit, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Advisory Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Advisory Committee determines either of the conditions of Sections 5.04(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

     5.06 YEAR OF SERVICE - VESTING. For purposes of vesting under Section 5.03,
Year of Service means any Plan Year during which an Employee completes not less than 1,000 Hours of Service with the Employer.

     5.07  BREAK IN  SERVICE  -  VESTING.  For  purposes  of this  Article  V, a
Participant incurs a "Break in Service" if during any Plan Year he does not completed more than 500 Hours of Service with the Employer.

     5.08  INCLUDED  YEARS OF SERVICE - VESTING.  For  purposes  of  determining
"Years of Service" under Section 5.06, the Plan takes into account all Years of Service an Employee completes with the Employer. For the sole purpose of determining a Participant's Nonforfeitable percentage of his Accrued Benefit derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant first incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs 5 consecutive Breaks in Service.

     5.09 FORFEITURE OCCURS. A Participant's  forfeiture, if any, of his Accrued
Benefit derived from Employer contributions occurs under the Plan on the earlier of:

          (a) The last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

          (b) The date the Participant receives a cash-out distribution.

     The Advisory Committee determines the percentage of a Participant's Accrued
Benefit forfeiture, if any, under this Section 5.09 solely by reference to the vesting schedule of Section 5.03. A Participant will not forfeit any portion of his Accrued Benefit for any other reason or cause except as expressly provided by this Section 5.09 or as provided under Section 9.12.

                                  ARTICLE VI.
                     TIME AND METHOD OF PAYMENT OF BENEFITS

     6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.  Unless, pursuant to Section 6.03, the  Participant  or the  Beneficiary  elects in writing to a different  time or method of payment,  the Advisory  Committee  will direct the Trustee to commence distribution  of a  Participant's  Nonforfeitable  Accrued Benefit in accordance with  this  Section  6.01.  A  Participant  must  consent,  in  writing,  to any distribution  required  under  this  Section  6.01 if the  present  value of the
Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the  Participant,  exceeds $5,000 and the Participant has not attained the later of Normal  Retirement  Age or age 62. For all  purposes of this  Article VI, the term "annuity  starting  date" means the first day of the first period for which the Plan  pays an amount  as an  annuity  or in any  other  form.  Requests  for distributions  under this Article VI (and under  Articles XVII and XVIII) may be made at such times,  on such forms and in accordance with such procedures as the
Advisory  Committee  may from time to time  prescribe.  For purposes of making a distribution,  (i)  a  Participant's  Account  shall  be  valued  as  of a  date
("distribution valuation date"), which ordinarily shall be the first Friday (or, if such Friday is not a business day, the next  following  business day) that is not less than four business days following receipt by the Advisory  Committee of a  properly  completed  request  for  distribution  (or,  if  the  Participant's
Nonforfeitable   Accrued   Benefit  does  not  exceed   $5,000,   following  the
Participant's   Separation  from  Service),   or  as  soon  as  administratively
practicable thereafter,  and (ii) the distribution shall be made or commenced on a business day  ("distribution  date") as soon as  administratively  practicable following such distribution valuation date.

     (A)  TERMINATION  OF  EMPLOYMENT  FOR A  REASON  OTHER  THAN  DEATH.  For a
Participant who terminates employment with the Employer for a reason other than death, the Advisory Committee will direct the Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

          (1) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $5,000.
     In a lump sum, as soon as administratively practicable after the first distribution valuation date following the Participant's Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Participant attains Normal Retirement Age. If a
     Participant incurred a Separation from Service under this Plan before August 1, 1999 with a nonforfeitable Accrued Benefit of more than $3,500 as of August 1, 1999 but not more than $5,000, has not previously received a cash-out distribution under this subsection (1) and has not commenced to receive a distribution under subsection (2) below and Section 6.03, distribution to the Participant shall be made under this subsection (1) as soon as practicable after August 1, 1999.

          (2) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000 In a form and at the time elected by the Participant, pursuant to Section 6.03.
     In the absence of an election by the Participant, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable
     Accrued Benefit in a lump sum, on the 60th day following the close of the Plan Year in which the later of the following events occurs: (a) the Participant attains Normal Retirement Age; or (b) the Participant separates from Service.

     (B)  REQUIRED  BEGINNING  DATE.  If  any  distribution   commencement  date
described under Paragraph (A) of this Section 6.01,  either by Plan provision or by  Participant  election  (or  nonelection),  is later  than the  Participant's
Required  Beginning Date, the Advisory Committee instead must direct the Trustee to make  distribution  under this  Section  6.01 on the  Participant's  Required
Beginning  Date. A Participant's  Required  Beginning Date is the April 1 of the
calendar  year  following  the  later  of (i) the  calendar  year in  which  the
Participant  attains  age 70 1/2,  or  (ii)  the  calendar  year  in  which  the
Participant  separates  from  Service.  However,  clause  (ii) of the  preceding sentence shall not apply if the Participant is a 5% owner (as defined in Section
1.07(a))  with respect to the Plan Year ending in the calendar  year in which he attains  age 70 1/2. A  mandatory  distribution  at the  Participant's  Required
Beginning  Date will be in lump sum  unless  the  Participant,  pursuant  to the provisions of this Article VI, makes a valid  election to receive an alternative form of payment.

     (C) DEATH OF THE  PARTICIPANT.  The  Advisory  Committee  will  direct  the
Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death. The Advisory
Committee  will  determine  the death  benefit  by  reducing  the  Participant's
Nonforfeitable Accrued Benefit by any security interest the Plan has against that Nonforfeitable Accrued Benefit by reason of an outstanding Participant loan.

          (1) DECEASED  PARTICIPANT'S  NONFORFEITABLE  ACCRUED  BENEFIT DOES NOT
     EXCEED $5,000. The Advisory Committee must direct the Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, as soon as administratively practicable after the first distribution valuation date following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

          (2) DECEASED  PARTICIPANT'S  NONFORFEITABLE  ACCRUED  BENEFIT  EXCEEDS
     $5,000.  The Advisory Committee will direct the Trustee to pay the deceased
     Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable by the Beneficiary, as permitted under this Article VI. In the absence of an election, the Advisory Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum as soon as administratively practicable after the first distribution valuation date following the Participant's death or, if later, the date on which the Advisory Committee receives notification of or otherwise confirms the Participant's death.

     If the death benefit is payable to the Participant's surviving spouse in full, the surviving spouse, in addition to the distribution options provided in this Section 6.01(C), may elect distribution at any time or in any form this
Article VI would permit for a Participant.

     6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to any restrictions prescribed by Section 6.03, a Participant or Beneficiary may elect distribution from the Participant's Accounts under one or any combination of the following methods: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary.

     The installment  distribution options permitted under this Section 6.02 are available only if the present value of the Participant's  Nonforfeitable Accrued
Benefit, at the time of the distribution to the Participant,  exceeds $5,000. To facilitate  installment  payments under this Article VI, the Advisory  Committee may direct the Trustee to segregate all or any part of the Participant's Accrued
Benefit  in a separate  Account.  The  Trustee  will  invest  the  Participant's segregated  Account in Federally insured interest bearing savings  account(s) or
time   deposit(s)  (or  a  combination  of  both),  or  in  other  fixed  income investments.  A  segregated  Account  remains a part of the Trust,  but it alone shares in any income it earns, and it alone bears any expense or loss it incurs.
A Participant or Beneficiary may elect to receive an installment distribution in
the  form  of  a  Nontransferable   Annuity   Contract.   Under  an  installment
distribution,  the  Participant  or  Beneficiary,  at any  time,  may  elect  to accelerate  the  payment of all, or any  portion,  of the  Participant's  unpaid
Nonforfeitable Accrued Benefit.

     (A)  MINIMUM  DISTRIBUTION  REQUIREMENTS  FOR  PARTICIPANTS.  The  Advisory
Committee   may  not  direct  the  Trustee  to  distribute   the   Participant's
Nonforfeitable  Accrued  Benefit,  nor may the  Participant  elect  to have  the
Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which,  as of  the  Required  Beginning  Date,  does  not  satisfy  the  minimum distribution  requirements  under Code ss.401(a)(9) and the applicable  Treasury
regulations.   The  minimum   distribution   for  a  calendar  year  equals  the
Participant's  Nonforfeitable  Accrued  Benefit as of the latest  valuation date preceding the beginning of the calendar year divided by the  Participant's  life expectancy  or, if  applicable,  the joint and last  survivor  expectancy of the
Participant and his designated  Beneficiary  (as determined  under Article VIII, subject to the requirements of the Code ss.401(a)(9) regulations).  The Advisory
Committee will increase the  Participant's  Nonforfeitable  Accrued Benefit,  as
determined on the relevant  valuation  date,  for  contributions  or forfeitures allocated after the valuation date and by December 31 of the valuation  calendar year, and will decrease the valuation by distributions  made after the valuation date and by December 31 of the  valuation  calendar  year.  For purposes of this valuation,  the  Advisory  Committee  will  treat  any  portion  of the  minimum distribution  for the first  distribution  calendar year made after the close of that year as a distribution  occurring in that first distribution calendar year.
In computing a minimum distribution,  the Advisory Committee must use the unisex life expectancy  multiples under Treas. Reg. ss.1.72-9.  The Advisory Committee,
only  upon  the   Participant's   written  request,   may  compute  the  minimum
distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum  distribution by  redetermining  the applicable life expectancy.  However,  the Advisory Committee may not redetermine the joint life and last survivor  expectancy  of the  Participant  and a non-spouse  designated
Beneficiary  in a manner  which  takes into  account  any  adjustment  to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary. For Plan Years beginning after December 31, 1988, the Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code ss.401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Advisory Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Advisory
Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Advisory Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.
If the  Participant  receives  distribution  in the  form  of a  Nontransferable
Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code ss.401(a)(9) and the applicable
Treasury regulations.

     (B) MINIMUM  DISTRIBUTION  REQUIREMENTS  FOR  BENEFICIARIES.  The method of distribution to the Participant's Beneficiary must satisfy Code ss.401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his
Required  Beginning Date, the method of payment to the Beneficiary  must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required  Beginning Date, the method of payment to the Beneficiary,  must provide  for  completion  of  payment  to  the  Beneficiary  over a  period  not exceeding: (i) 5 years after the date of the Participant's death; or (ii) if the
Beneficiary  is a designated  Beneficiary,  the  designated  Beneficiary's  life expectancy.  The Advisory  Committee may not direct payment of the Participant's
Nonforfeitable Accrued Benefit over a period described in clause (ii) unless the
Trustee will commence  payment to the  designated  Beneficiary no later than the
December 31 following the close of the calendar year in which the  Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving  spouse,  December 31 of the  calendar  year in which the  Participant would  have  attained  age 70 1/2.  If the  Trustee  will make  distribution  in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding  the  beginning  of  the  calendar  year  divided  by  the  designated
Beneficiary's  life expectancy.  The Advisory Committee must use the unisex life expectancy  multiples under Treas. Reg.  ss.1.72-9 for purposes of applying this paragraph.  The  Advisory  Committee,  only  upon  the  written  request  of the
Participant or of the Participant's  surviving spouse,  may recalculate the life expectancy  of the  Participant's  surviving  spouse  not more  frequently  than annually but may not recalculate the life expectancy of a non-spouse  designated
Beneficiary after the Trustee  commenced payment to the designated  Beneficiary.
The Advisory  Committee will apply this paragraph by treating any amount paid to the Participant's  child,  which becomes payable to the Participant's  surviving spouse  upon  the  child's  attaining  the  age  of  majority,  as  paid  to the
Participant's  surviving  spouse.  Upon the Beneficiary's  written request,  the
Advisory  Committee must direct the Trustee to accelerate payment of all, or any
portion,   of  the   Participant's   unpaid   Accrued   Benefit,   as   soon  as
administratively practicable following the effective date of that request.

     6.03 BENEFIT PAYMENT  ELECTIONS.  Not earlier than 90 days before nor later
than  30  days  before  the  Participant's   annuity  starting  date,  the  Plan
Administrator  must provide a benefit notice to a Participant who is eligible to make an election  under this Section 6.03.  The benefit  notice must explain the optional  forms of benefit in the Plan,  including  the  material  features  and relative  values  of  those  options,  and  the  Participant's  right  to  defer distribution until he attains the later of Normal Retirement Age or age 62.

     A distribution may commence less than 30 days after the benefit notice is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution
     (and, if applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     If a  Participant  or  Beneficiary  makes an  election  prescribed  by this
Section 6.03, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election.
Any election under this Section 6.03 is subject to the  requirements  of Section
6.02. The  Participant  or Beneficiary  must make an election under this Section
6.03 by filing his election form with the Advisory Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI.

     (A) PARTICIPANT ELECTIONS AFTER TERMINATION OF EMPLOYMENT. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as soon as administratively practicable after any distribution valuation date following the Participant's
Separation from Service. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). A Participant who has separated from Service may elect distribution as of any distribution date following his attainment of Normal Retirement Age, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially-vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section
5.08), must be in the form of a cash-out distribution (as defined in Article V).
A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash out distribution, the Participant returns to employment with the Employer.

     (B) PARTICIPANT ELECTIONS PRIOR TO TERMINATION OF EMPLOYMENT.

          (1)  DISTRIBUTION.  After a Participant (1) attains Normal  Retirement
     Age or (2) attains  age 59-1/2 and has at least five Years of Service,  the
     Participant,  until he retires, has a continuing election to receive all or any portion of his Accrued  Benefit  attributable  to his Regular  Matching
     Contributions  Account.  After a Participant attains Normal Retirement Age, the Participant, until he retires, has a continuing election to receive all or any portion of his Accrued  Benefit  attributable  to his Profit Sharing
     Contributions  Account.  A  Participant  must make an  election  under this
     Section 6.03(B) on a form prescribed by the Advisory  Committee at any time during  the Plan Year for which his  election  is to be  effective.  In his written  election,  the  Participant  must specify the percentage or dollar amount he wishes  the  Trustee  to  distribute  to him.  The  Participant's election relates solely to the percentage or dollar amount specified in his election  form and his right to elect to receive an amount,  if any,  for a particular Plan Year greater than the dollar amount or percentage specified in his election form  terminates on the  Accounting  Date. The Trustee must make a distribution  to a Participant in accordance with his election under
     this   Section   6.03(B)   within  the   90-day   period  (or  as  soon  as
     administratively  practicable)  after the  Participant  files  his  written election with the Trustee.

          (2) DIRECT  ROLLOVER.  For  purposes of this Section  6.03(B)(2),  the terms "eligible  retirement plan," "direct rollover" and "eligible rollover distribution" shall have the meanings ascribed to them in Section 6.08. Any
     Participant who has attained 59-1/2 and has at least five Years of Service, until he retires,  has a  continuing  election to direct the Trustee to pay directly to an eligible  retirement  plan specified by the Participant in a direct  rollover all or any portion,  with a minimum portion of 20%, of his
     Nonforfeitable   Accrued   Benefit   attributable  to  his  Profit  Sharing
     Contributions  Account,  provided that the payment is an eligible  rollover distribution.  A  Participant  may  make an  election  under  this  Section
     6.03(B)(2)  on a form  prescribed  by the  Advisory  Committee  at any time during  the Plan Year for which his  election  is to be  effective.  In his written  election,  the  Participant  must specify the percentage or dollar amount he wishes the  Trustee to  distribute.  The  Participant's  election relates solely to the percentage or dollar amount specified in his election form and his right to elect to have directly rolled over an amount, if any, for a particular  Plan Year greater  than the dollar  amount or  percentage specified in his election  form  terminates  on the  Accounting  Date.  The
     Trustee  must  pay the  amount  specified  by the  participant  in a direct rollover in accordance with the Participant's election under this paragraph within the 90 day period (or as soon as administratively practicable) after the Participant files his written election with the Trustee.

The Trustee will distribute the balance of the Participant's Accrued Benefit not distributed under this Section 6.03(B) in accordance with the other distribution provisions of this Plan.

     (C)  DEATH  BENEFIT  ELECTIONS.  If  the  present  value  of  the  deceased
Participant's  Nonforfeitable  Accrued Benefit exceeds $5,000, the Participant's
Beneficiary  may  elect  to  have  the  Trustee   distribute  the  Participant's
Nonforfeitable  Accrued  Benefit in a form and within a period  permitted  under
Section  6.02.  The  Beneficiary's  election  is  subject  to  any  restrictions designated  in  writing  by the  Participant  and not  revoked as of his date of death.

     (D) TRANSITIONAL ELECTIONS.  Notwithstanding the provisions of Section 6.01 and 6.02, if the  Participant  (or  Beneficiary)  signed a written  distribution designation prior to January 1, 1984, the Advisory Committee must distribute the
Participant's   Nonforfeitable   Accrued   Benefit  in   accordance   with  that
designation.  This  Section  6.03(D)  does not apply to a pre-1984  distribution designation, and the Advisory Committee will not comply with that designation if any of the following applies: the method of distribution would have disqualified the Plan under Code  ss.401(a)(9)  as in effect on December  31,  1983;  (2) the
Participant  did not have an Accrued  Benefit as of December 31,  1983;  (3) the
distribution   designation   does  not  specify  the  timing  and  form  of  the
distribution  and the  death  Beneficiaries  (in  order  of  priority);  (4) the substitution of a Beneficiary  modifies the payment period of the  distribution;
or (5) the Participant  (or  Beneficiary)  modifies or revokes the  distribution designation.  In the event of a revocation,  the Plan must distribute,  no later than December 31 of the calendar  year  following  the year of  revocation,  the amount which the  Participant  would have received under Section  6.02(A) if the election had not been in effect or, if the Beneficiary revokes the election, the amount which the  Beneficiary  would have received under Section  6.02(B) if the election had not been in effect.  The Advisory Committee will apply this Section
6.03(D)  to  rollovers  and  transfers  in  accordance  with  Part J of the Code
ss.401(a)(9) regulations.

     (E) SPECIAL  DISTRIBUTIONS  RULES FOR  DEFERRAL  CONTRIBUTIONS  ACCOUNT AND
QUALIFIED ACCOUNTS. The in-service distribution provisions in Section 6.03(B) will not apply to the Deferral Contributions Account, Qualified Nonelective
Contributions Account, and Qualified Matching Contributions Account. Instead, the distribution provisions in this Section 6.03(E) will apply to withdrawals from these Accounts by a Participant prior to his Separation from Service. After the Participant's Separation from Service, the provisions of this Article VI other than this Section 6.03(E) will apply to the distribution of the Participant's entire Accrued Benefit. If the Employer sells substantially all of the assets (within the meaning of Code ss.409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code ss.409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from these Accounts as if he has a Separation from Service, but for distributions made after March 31, 1988, only if the distribution constitutes a lump sum distribution, determined in a manner consistent with Code ss.401(k)(10) and the applicable Treasury regulations.

     The Participant, until he retires, has a continuing election to receive a distribution from his Deferral Contributions Account, Qualified Nonelective
Contributions Account, and Qualified Matching Contributions Account if: (I) he has attained age 59-1/2; or (II) he incurs an immediate and heavy financial hardship. The distribution event under clause (I) applies to all or any portion of these Accounts. The distribution event under clause (II) applies only to the elective deferrals allocated to the Participant's Deferral Contributions Account plus any earnings on the Participant's elective deferrals credited before January 1, 1989.

     A hardship distribution, as described in clause (II), must be on account of one or more of the following  immediate and heavy financial  needs:  (1) medical expenses  described  in  Code  ss.213(d)  incurred  by the  Participant,  by the
Participant's spouse, or any of the Participant's  dependents;  (2) the purchase
(excluding mortgage payments) of a principal residence for the Participant;  (3)
the payment of post-secondary  education tuition,  related educational fees, and room and board  expenses,  for the next 12 months for the  Participant,  for the
Participant's  spouse,  or for any of the  Participant's  dependents;  or (4) to prevent the  eviction of the  Participant  from his  principal  residence or the foreclosure  on the  mortgage  of the  Participant's  principal  residence.  The
Participant may make application for a hardship distribution at any time.

     RESTRICTIONS ON HARDSHIP DISTRIBUTION. The following restrictions apply to a Participant's hardship distribution under this Section 6.03(E): (a) the Participant may not make elective deferrals or employee contributions to the Plan for the 12-month period following the date of his hardship distribution;
(b) the distribution may not exceed the amount of the immediate and heavy financial need; (c) the Participant must have obtained all distributions under this Section 6.03(E), other than hardship distributions, and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution under this Section 6.03(E), to the ss.402(g) limitation (as described in Section 12.03), reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution.

     PROCEDURE. A Participant must make an election under this Section 6.03(E) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(E) within the 90-day period
(or as soon as administratively practicable) after the Participant files his written election with the Trustee.

     (F) SPECIAL DISTRIBUTION RULES FOR ROLLOVER ACCOUNT. The in-service distribution provisions in Section 6.03(B) will not apply to the Rollover
Account. Instead, the distribution provisions in this Section 6.03(F) will apply to withdrawals from that account by a Participant prior to his Separation from Service. After the Participant's Separation from Service, the provisions of this
Article VI other than this Section 6.03(F) will apply to the distribution of the Participant's entire Accrued Benefit.

     The Participant, until he retires, has a continuing election to receive a distribution from his Rollover Account if: (I) he has attained age 59 1/2; or
(II) he incurs an immediate and heavy financial hardship.

         A  hardship  distribution,  as  described  in clause  (II),  must be on account of one or more of the following immediate and heavy financial needs: (1)
medical expenses described in Code ss.213(d) incurred by the Participant, by the
Participant's spouse, or any of the Participant's  dependents;  (2) the purchase
(excluding mortgage payments) of a principal residence for the Participant;  (3)
the payment of post-secondary  education tuition,  related educational fees, and room and board  expenses,  for the next 12 months for the  Participant,  for the
Participant's  spouse,  or for any of the  Participant's  dependents;  or (4) to prevent the  eviction of the  Participant  from his  principal  residence or the foreclosure  on the  mortgage  of the  Participant's  principal  residence.  The
Participant  may make  application  for a hardship  distribution of his Rollover
Account at any time.

     PROCEDURE. A Participant must make an election under this Section 6.03(F) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(F) within the 90-day period
(or as soon as administratively practicable) after the Participant files his written election with the Trustee.

     6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The joint and survivor annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to surviving spouses. A transfer agreement described in Section 11.05 may not permit a plan which is subject to the provisions of Code ss.417 to transfer assets to this Plan, unless the transfer is an elective transfer, as described in Section 11.05.

     6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. [Reserved]


     6.06  WAIVER  ELECTION  -  PRERETIREMENT   SURVIVOR   ANNUITY.   [Reserved]

     6.07 DISTRIBUTIONS  UNDER DOMESTIC  RELATIONS ORDERS.  Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory
Committee,  from complying with the provisions of a qualified domestic relations
order  (as  defined  in  Code  ss.414(p)).   This  Plan   specifically   permits
distribution to an alternate payee under a qualified domestic relations order as soon as  administratively  practicable after any distribution  valuation date of any Plan Year, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss.414(p))  under the Plan. A distribution to an  alternate  payee  prior  to  the  Participant's  attainment  of  earliest retirement age is available  only if: (1) the order  specifies  distribution  at that time or permits an agreement  between the Plan and the  alternate  payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's  benefits under the Plan exceeds  $5,000,  and the order  requires,  the
alternate   payee  consents  to  any   distribution   occurring   prior  to  the
Participant's  attainment of earliest  retirement  age.  Nothing in this Section
6.07 gives a Participant a right to receive distribution at a time otherwise not permitted  under the Plan nor does it permit  the  alternate  payee to receive a form of payment not permitted under the Plan.

     The Plan  Administrator must establish  reasonable  procedures to determine the qualified status of a domestic  relations  order.  Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing,  of the receipt of the order and the Plan's  procedures for  determining  the qualified  status of the order.
Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must
notify  the   Participant  and  each  alternate   payee,  in  writing,   of  its
determination.  The Plan  Administrator must provide notice under this paragraph by mailing to the  individual's  address  specified  in the  domestic  relations order,  or in a  manner  consistent  with  Department  of Labor  regulations.  A qualified  domestic  relations order that, prior to the Effective Date, had been determined  to be  qualified  under the Profit  Sharing Plan with respect to the
Accrued Benefit of a Participant  under the Profit Sharing Plan,  shall continue to be treated  as a  qualified  domestic  relations  order  under this Plan with respect to the Accounts of the  Participant  that were  transferred to this Plan from the Profit Sharing Plan.

     If any  portion  of the  Participant's  Nonforfeitable  Accrued  Benefit is
payable during the period the Plan  Administrator is making its determination of the qualified status of the domestic  relations  order,  the Advisory  Committee
must  make  a  separate   accounting  of  the  amounts  payable.   If  the  Plan
Administrator  determines  the order is a  qualified  domestic  relations  order within 18 months of the date amounts first are payable  following receipt of the order, the Advisory  Committee will direct the Trustee to distribute the payable amounts in accordance  with the order. If the Plan  Administrator  does not make its  determination  of the  qualified  status of the order  within  the 18 month determination  period,  the  Advisory  Committee  will  direct  the  Trustee  to distribute  the payable  amounts in the manner the Plan would  distribute if the order  did not  exist  and  will  apply  the  order  prospectively  if the  Plan
Administrator  later  determines  the order is a  qualified  domestic  relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Advisory Committee at the election of an alternate payee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.07 by separate benefit checks or other separate distribution to the alternate payee(s).

     6.08 ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.08, the following definitions shall apply.

          (a) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section
     401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c)  DISTRIBUTEE:   A  distributee  includes  an  Employee  or  former
     Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former  Employee's spouse or former spouse who is the alternate payee under a qualified  domestic  relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to an eligible retirement plan specified by the distributee.

                                  ARTICLE VII.
                       EMPLOYER ADMINISTRATIVE PROVISIONS

     7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Advisory Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Advisory Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Advisory Committee are conclusive as to all persons.

     7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Advisory Committee (unless the Employer is the Advisory Committee), the Trustee or the Plan Administrator (unless the Employer is the Plan Administrator).

     7.03 INDEMNITY OF COMMITTEE.  The Employer  indemnifies  and saves harmless the Plan  Administrator and the members of the Advisory  Committee,  and each of them,  from and against any and all loss  resulting  from liability to which the
Plan  Administrator and the Advisory  Committee,  or the members of the Advisory
Committee,  may be  subjected  by reason of any act or conduct  (except  willful
misconduct  or  gross   negligence)   in  their   official   capacities  in  the
administration of this Trust or Plan or both,  including all expenses reasonably incurred in their  defense,  in case the Employer fails to provide such defense.
The  indemnification  provisions  of this  Section  7.03 do not relieve the Plan
Administrator  or any Advisory  Committee  member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore,  the Plan Administrator and the  Advisory  Committee  members  and the  Employer  may  execute  a letter agreement  further  delineating  the  indemnification  agreement of this Section
7.03, provided the letter agreement must be consistent with and must not violate
ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee solely to the extent provided by a letter agreement  executed by the Trustee and the Employer.

     7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction.
If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or reinvestment of any part of the Trust Fund.

     7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the vesting schedule at any time, the Advisory Committee will not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment.

     If the Employer makes a permissible amendment to the vesting schedule, each Participant having at least 3 Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this
Section 7.05, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Accrued Benefit.

                                 ARTICLE VIII.
                      PARTICIPANT ADMINISTRATIVE PROVISIONS

     8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit (including any life insurance proceeds payable to the Participant's Account) in the event of his death and the Participant may designate the form and method of payment. The Advisory Committee will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Advisory Committee, the form effectively revokes all designations filed prior to that date by the same Participant. A
Beneficiary designation by a Participant that was valid under the Profit Sharing
Plan immediately prior to the Effective Date shall continue to be valid under this Plan as to the Participant's Accounts transferred to the Plan from the Profit Sharing Plan until revoked by the Participant in accordance with this
Section 8.01.

     A married  Participant's  Beneficiary  designation  is not valid unless the
Participant's spouse consents, in writing, to the Beneficiary  designation.  The spouse's consent must acknowledge the effect of that consent and a notary public or the Plan Administrator (or his representative) must witness that consent. The spousal  consent  requirements  of  this  paragraph  do not  apply  if:  (1) the
Participant and his spouse are not married through the one-year period ending on the  date of the  Participant's  death;  (2)  the  Participant's  spouse  is the
Participant's sole primary  beneficiary;  (3) the Plan Administrator is not able to locate the Participant's  spouse; (4) the Participant is legally separated or has been abandoned  (within the meaning of State law) and the  Participant has a court order to that  effect;  or (5) other  circumstances  exist under which the
Secretary  of  the  Treasury  will  excuse  the  consent  requirement.   If  the
Participant's  spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

     8.02  NO  BENEFICIARY  DESIGNATION.  If  a  Participant  fails  to  name  a
Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceased him, then the Trustee will pay the Participant's Accrued
Benefit in accordance with Section 6.02 in the following order of priority to:

          (a) The Participant's surviving spouse;

          (b) The Participant's surviving children, including adopted children, in equal shares;

          (c) The Participant's surviving parents, in equal shares; or

          (d) The legal representative of the estate of the Participant.

     If the Beneficiary does not predecease the  Participant,  but dies prior to distribution of the Participant's  entire  Nonforfeitable  Accrued Benefit,  the
Trustee  will  pay  the  remaining   Nonforfeitable   Accrued   Benefit  to  the
Beneficiary's estate unless the Participant's  Beneficiary  Designation provides otherwise.  The Advisory  Committee will direct the Trustee as to the method and to whom the Trustee will make the payment under this Section 8.02.

     8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Advisory Committee such evidence, data or information as the Advisory Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Advisory Committee, provided the Advisory
Committee advises each Participant of the effect of his failure to comply with its request.

     8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Advisory Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Advisory Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

     8.05 ASSIGNMENT OR ALIENATION. Subject to Code ss.414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

     8.06  NOTICE OF CHANGE IN TERMS.  The Plan  Administrator,  within the time
prescribed  by  ERISA  and  the   applicable   regulations,   must  furnish  all
Participants and Beneficiaries a summary  description of any material  amendment to the Plan or notice of  discontinuance  of the Plan and all other  information required by ERISA to be furnished without charge.

     8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan.

     8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan
Administrator  will  furnish him with a copy of any item listed in this  Section
8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

     8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator will provide adequate notice in writing to any Participant or to any Beneficiary
("Claimant") whose claim for benefits under the Plan the Advisory Committee has denied. The Plan Administrator's notice to the Claimant must set forth:

          (a) The specific reason for the denial;

          (b) Specific references to pertinent Plan provisions on which the Advisory Committee based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

          (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Advisory Committee within 75 days after receipt of the Plan Administrator's notice of denial of benefits. The
     Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Advisory Committee in writing within the 75 day period will render the Advisory Committee's determination final, binding and conclusive.

     If the Claimant should appeal to the Advisory Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, fees are pertinent. The Claimant, or his duly authorized representative, may review pertinent plan documents. The
Advisory Committee will reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Advisory Committee must advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day limit unfeasible, but in no event may the Advisory Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

     The Plan Administrator's notice of denial of benefits must identify the name of each member of the Advisory Committee and the name and address of the Advisory Committee member to whom the Claimant may forward his appeal.

                                  ARTICLE IX.
                    ADVISORY COMMITTEE - DUTIES WITH RESPECT
                            TO PARTICIPANT'S ACCOUNTS

     9.01 MEMBERS' COMPENSATION,  EXPENSES. The Sponsor must appoint an Advisory
Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone.
The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory
Committee, including the expense for any bond required under ERISA.

     9.02 TERM. Each member of the Advisory Committee serves until the appointment of his successor.

     9.03  POWERS.  In case  of a  vacancy  in the  membership  of the  Advisory
Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory
Committee pending the filling of the vacancy.

     9.04 GENERAL. The Advisory Committee, in its sole and absolute discretion, shall have all powers necessary to discharge its duties under this Plan including, without limitation, the following:

          (a) To select a  Secretary,  who need not be a member of the  Advisory
     Committee;

          (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

          (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Plan;

          (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation, and its decisions shall be final and binding on all interested persons;

          (e) To direct the Trustee as respects the crediting and distribution of the Trust;

          (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

          (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties; and

          (i) To engage the services of an Investment Manager or Managers (as defined in ERISA ss.3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

     The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

     9.05 FUNDING POLICY. The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

     9.07 AUTHORIZED  REPRESENTATIVE.  The Advisory  Committee may authorize any person,  whether or not such person is a member of the  Advisory  Committee,  to
sign  on  its  behalf  any  notices,  directions,  applications,   certificates,
consents, approvals, waivers, letters or other documents. The Advisory Committee must  evidence this  authority by an instrument  signed by all members and filed with the Trustee.

     9.08 INTERESTED MEMBER. No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Plan Administrator is acting alone in the capacity of the Advisory Committee.

     9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit in accordance with the provisions of Article XV hereof and shall give the Trustee directions with respect to the investment of the Accounts of Participants in accordance with the provisions of Article XV.

     9.10 INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Advisory
Committee, has the right to inspect the records reflecting the Account of any other Participant.

     9.11 ACCOUNT CHARGED. The Advisory Committee will charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

     9.12  UNCLAIMED  ACCOUNT  PROCEDURE.  The Plan does not require  either the
Trustee or the Advisory  Committee to search for, or ascertain  the  whereabouts
of,  any  Participant  or  Beneficiary.   At  the  time  the   Participant's  or
Beneficiary's  benefit  becomes  distributable  under  Article VI, the  Advisory
Committee,  by certified or registered  mail addressed to his last known address of  record  with  the  Advisory  Committee  or the  Employer,  must  notify  the
Participant,  or Beneficiary,  that he is entitled to a distribution  under this
Plan.  The notice must quote the  provisions  of this Section 9.12 and otherwise must comply with the notice  requirements of Article VI. If the Participant,  or
Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Advisory Committee within 6 months from the date of mailing of the notice, the Advisory Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued  Benefit in accordance  with Section 3.05.  Where the benefit is distributable to the Participant,  the forfeiture under this paragraph occurs as of the  last  day of the  notice  period,  if the  Participant's  Nonforfeitable
Accrued  Benefit does not exceed  $5,000,  or as of the first day the benefit is distributable  without the  Participant's  consent,  if the present value of the
Participant's  Nonforfeitable  Accrued Benefit exceeds $5,000. Where the benefit is distributable to a Beneficiary,  the forfeiture occurs on the date the notice period ends  except,  if the  Beneficiary  is the  Participant's  spouse and the
Nonforfeitable  Accrued  Benefit  payable  to the  spouse  exceeds  $5,000,  the forfeiture  occurs as of the first day the benefit is distributable  without the spouse's consent.  Pending  forfeiture,  the Advisory  Committee,  following the expiration  of the  notice  period,  may direct the  Trustee  to  segregate  the
Nonforfeitable  Accrued  Benefit  in a  segregated  Account  and to invest  that segregated  Account in Federally  insured  interest  bearing savings accounts or time  deposits  (or  in a  combination  of  both),  or  in  other  fixed  income investments.

     If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 9.12 makes a claim, at any time, for his forfeited Accrued Benefit, the Advisory
Committee must restore the  Participant's  or  Beneficiary's  forfeited  Accrued
Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Advisory Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Advisory Committee otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust
Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Advisory Committee to make the required restoration. The Advisory Committee will direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him no later than 60 days after the close of the Plan Year in which the Advisory
Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 9.12 apply solely to the Participant's or to the Beneficiary's
Accrued Benefit derived from Employer contributions.

     9.13 INVESTMENT MANAGER. The Advisory Committee shall have the right, as provided in Section 9.04(i), to appoint an Investment Manager for all or any part of the assets of the Trust Fund as the Advisory Committee shall designate, provided that any firm so appointed shall be and continue qualified to act as such in accordance with ERISA. The Advisory Committee may remove any Investment
Manager at any time, and need not specify any cause for such removal.

                                   ARTICLE X.
                                   [RESERVED]

                                  ARTICLE XI.
                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     11.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

     11.02 AMENDMENT BY EMPLOYER. Kansas City Southern Industries, Inc., by duly adopted resolution of its Board of Directors, or of the Compensation and Organization Committee of its Board of Directors, has the right at any time and from time to time:

          (a) To amend this Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code ss.401(a); or

          (b) To amend this Plan in any other manner.

     No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. No amendment may be made which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Advisory Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Advisory Committee.

     CODE SS.411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code ss.412(c)(8), and may not reduce or eliminate Code ss.411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code ss.411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy
(as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Advisory Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Advisory Committee must disregard an amendment because the amendment would violate clause (1) or clause (2), the Advisory Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected
Participants.

     All amendments must be made in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

     11.03 DISCONTINUANCE. Each Employer has the right, at any time, to suspend or discontinue its contributions under the Plan. The Board of Directors of Kansas City Southern Industries, Inc., or the Compensation and Organization
Committee thereof, or any other duly authorized committee thereof, has the right to terminate, at any time, this Plan and the Trust created under it. The Plan will terminate upon the first to occur of the following:

          (a) The date  terminated by action of the Board of Directors of Kansas
     City  Southern  Industries,  Inc.,  or the  Compensation  and  Organization
     Committee thereof, or any other duly authorized committee thereof; or

          (b) The date Kansas City Southern Industries, Inc. is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan.

     11.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of profit sharing plan contributions to the Plan, an affected Participant's right to his Accrued
Benefit is 100% Nonforfeitable, irrespective of the Nonforfeitable percentage which otherwise would apply under Article V.

     11.05 MERGER/DIRECT TRANSFER. The Plan may not be a party to any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Advisory
Committee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code ss.401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

     The Advisory Committee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Advisory Committee accepts a direct transfer of plan assets, the Advisory Committee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

     The Advisory Committee may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Advisory Committee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code ss.411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 11.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section 11.05; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code ss.411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable
Treasury regulations. An elective transfer may occur between qualified plans of any type.

     DISTRIBUTION  RESTRICTIONS  UNDER CODE  SS.401(K).  If the Plan  receives a direct transfer (by merger or otherwise) of elective  contributions  (or amounts
treated  as  elective   contributions)  under  a  plan  with  a  Code  ss.401(k)
arrangement,  the  distribution  restrictions of Code  ss.ss.401(k)(2)  and (10)
continue to apply to those transferred elective contributions.

     11.06   TERMINATION.   Upon  termination  of  the  Plan,  the  distribution
provisions of Article VI remain operative, with the following exceptions:

          (1) if the present value of the Participant's  Nonforfeitable  Accrued
     Benefit does not exceed $5,000, the Advisory Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

          (2) if the present value of the Participant's  Nonforfeitable  Accrued
     Benefit exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

     To liquidate  the Trust,  the Advisory  Committee  will purchase a deferred
annuity  contract  for  each  Participant   which  protects  the   Participant's
distribution rights under the Plan, if the Participant's  Nonforfeitable Accrued
Benefit  exceeds  $5,000  and  the  Participant  does  not  elect  an  immediate distribution  pursuant  to  Paragraph  (2).  The Trust will  continue  until the
Trustee  in  accordance  with  the  direction  of  the  Advisory  Committee  has distributed all of the benefits under the Plan.

     On each valuation date, the Advisory Committee will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized.
Upon  termination of the Plan, the amount,  if any, in a suspense  account under
Article III will revert to the Employer, subject to the conditions of the Treasury regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 11.06.

     Special Rule for Deferral Contributions Account. Notwithstanding the provisions of this Section 11.06, the Participant may not receive a distribution of the portion of his Nonforfeitable Accrued Benefit attributable to elective contributions under a Code ss.401(k) arrangement (or to amounts treated under the Code ss.401(k) arrangement as elective contributions) pursuant to the termination of the Plan unless: (a) the Participant otherwise is entitled to a distribution of that portion of his Nonforfeitable Accrued Benefit; or (b) the Plan termination occurs without the establishment of a successor plan. A plan is a successor plan under clause (b) if (i) the plan is a defined contribution plan
(other than an ESOP) maintained by the Employer (or by a related employer); (ii) at least 2% of the Employees who were eligible under the Plan are or were eligible under the successor plan at any time within the 24-month period ending after the time of termination; and (iii) the successor plan is in existence at the time of the termination of the Plan or within the period ending twelve (12) months after the final distribution of assets of the Plan. A distribution pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Nonforfeitable Accrued Benefit.

                                  ARTICLE XII.
              PROVISIONS RELATING TO THE CODE SS.401(K) ARRANGEMENT

     12.01 CODE SS.401(K)  ARRANGEMENT.  The deferral  contributions and related
Employer  contributions  described in Section 3.01(A)  comprise a Code ss.401(k)
arrangement.   An  Employee  who  is  eligible  to  participate  in  the  401(k)
arrangement may file a salary reduction agreement with the Advisory Committee. A salary reduction agreement must specify the amount of Compensation or percentage of Compensation the Employee wishes to defer;  for which purpose  "Compensation"
shall be as defined in Section 1.10 but modified to exclude income  attributable to the grant or exercise of employee  stock  options,  the vesting of restricted property,  and such similar items of extraordinary  or non-cash  compensation as the  Advisory  Committee  shall  prescribe.  Any  reference  in this  Section to
"Compensation"  is a  reference  to  such  definition  of  "Compensation"  as so modified.

     A salary reduction agreement executed by an eligible Employee shall be effective as of the first day of the calendar quarter specified by the Employee in such agreement; provided, however, that the agreement may not be effective earlier than the following date which occurs last: (i) the execution date of the Employee's salary reduction agreement; (ii) the Employee's Plan Entry Date (or, in the case of a reemployed Employee, his reparticipation date under Article
II); or (iii) the effective date of the Code ss.401(k) arrangement. The salary reduction agreement will apply only to Compensation which is currently available to the Employee after the effective date of the salary reduction agreement.

     If the salary reduction agreement specifies the reduction amount as a percentage of Compensation, the percentage may not be less than one percent (1%) of Compensation and shall specify a reduction percentage equal to an increment of one percent (1%). If the salary reduction agreement specifies the reduction amount as a dollar amount of Compensation, the dollar amount must equal an increment of $5. An Employee's deferral contributions for the Plan Year may not exceed ten percent (10%) of his Compensation for the portion of the Plan Year in which the Employee is actually a Participant. Further, each individual deferral contribution may not exceed ten percent (10%) of Compensation for the pay period for which such deferral contribution is calculated. The Advisory Committee may from time to time specify a maximum deferral percentage for Highly Compensated
Employees that is less than ten percent (10%). An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of deferral contributions, as of the first day of any calendar quarter. The Employee shall make this modification by filing a new salary reduction agreement with the Advisory Committee. An Employee may revoke a salary reduction agreement as of the first day of any calendar quarter. An Employee who revokes his salary reduction agreement may file a new salary reduction agreement effective as of the first day of the next calendar quarter.

     12.02 DEFINITIONS.

          (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.07 of the Plan.

          (b) "Nonhighly Compensated Employee" means an eligible Employee who is not a Highly Compensated Employee.

          (c) "Eligible Employee" means, for purposes of the ADP test described in Section 12.04, an Employee who is eligible to make elective deferrals for the Plan Year, irrespective of whether the Employer actually makes deferral contributions on behalf of the Employee. For purposes of the ACP test described in Section 12.05, an "Eligible Employee" means a Participant who is eligible to receive an allocation of Employer matching contributions
     (or would be eligible if he made the type of contributions necessary to receive an allocation of matching contributions) and a Participant who is eligible to make employee contributions, irrespective of whether he actually makes employee contributions. An Employee continues to be an Eligible Employee during a period the Plan suspends the Employee's right to make elective deferrals or nondeductible contributions following a hardship distribution.

          (d) "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

          (e)  "Nonhighly   Compensated  Group"  means  the  group  of  Eligible
     Employees who are Nonhighly Compensated Employees for the Plan Year.

          (f) "Compensation" means, for purposes of any  nondiscrimination  test
     required   under  this   Article   XII,   Compensation   as   defined   for
     nondiscrimination  purposes in the last  paragraph  of Section  1.10 of the
     Plan.  Compensation  must  include  Compensation  for the entire Plan Year, irrespective  of whether the Code ss.401(k)  arrangement  was in effect for the entire Plan Year or whether the Employee  begins,  resumes or ceases to be an Eligible Employee during the Plan Year.

          (g)   "Deferral   contributions"   means  the  sum  of  the   deferral
     contributions  the  Employer  contributes  to the  Trust  on  behalf  of an
     Eligible Employee, pursuant to Section 3.01.

          (h) "Elective  deferrals" are the deferral  contributions the Employer contributes  to the Trust at the election of an Eligible  Employee.  If the
     Codess.401(k)  arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution  contributed to the Trust because of the
     Employee's failure to make a cash election is an elective deferral, but any portion of a cash or deferred contribution over which the Employee does not have a cash election is not an elective deferral. Elective deferrals do not include amounts which have become currently available to the Employee prior
     to  the  election  nor  amounts   designated  as   nondeductible   employee
     contributions at the time of deferral or contribution.

          (i) "Matching contributions" are contributions made by the Employer on account of elective deferrals under a Code ss.401(k) arrangement or on account of employee contributions. Matching contributions also include
     Participant forfeitures allocated on account of such elective deferrals or employee contributions.

          (j) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by an Employee and which are not matching contributions.

          (k) "Qualified matching contributions" are matching contributions which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in paragraph (m). For purposes of this definition, matching contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule.

          (l)   "Qualified    nonelective    contributions"    are   nonelective
     contributions  which  are 100%  Nonforfeitable  at all  times and which are subject to the  distribution  restrictions  described in paragraph (m). For purposes  of  this  definition,  nonelective  contributions  are  not  100%
     Nonforfeitable  at all  times  if the  Employee  has a 100%  Nonforfeitable interest because of his Years of Service taken into account under a vesting schedule.  Any  nonelective  contributions  allocated  to  a  Participant's
     Qualified  Nonelective  Contributions  Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

          (m) "Distribution  restrictions"  means the Employee may not receive a
     distribution  of  the  specified   contributions  (nor  earnings  on  those
     contributions)  except  in  the  event  of  (1)  the  Participant's  death, disability,  termination  of  employment,  attainment  of age 59  1/2,  (2)
     financial  hardship  satisfying the requirements of  Codess.401(k)  and the
     applicable   Treasury   regulations,   (3)   plan   termination,    without
     establishment  of a  successor  defined  contribution  plan  (other than an
     ESOP), (4) a sale of substantially all of the assets (within the meaning of
     Codess.409(d)(2))  used in a trade or business, but only to an employee who continues employment with the corporation  acquiring those assets, or (5) a sale by a corporation  of its interest in a subsidiary  (within the meaning of Codess.409(d)(3)), but only to an employee who continues employment with the  subsidiary.  A  distribution  on account  of  financial  hardship,  as described  in clause (2),  may not include  earnings on elective  deferrals credited as of a date later than  December  31,  1988,  and may not include qualified matching  contributions and qualified nonelective  contributions, nor any earnings on such  contributions,  irrespective of when credited.  A distribution  described  in  clauses  (3),  (4) or (5),  must be a lump sum distribution, as required under Code ss.401(k)(10).

          (n) "Employee  contributions"  are contributions made by a Participant on an after-tax basis, whether voluntary or mandatory,  and designated,  at the time of contribution,  as an employee (or nondeductible)  contribution.
     Elective   deferrals   and   deferral   contributions   are  not   employee
     contributions.  Participant nondeductible  contributions,  made pursuant to
     Section 4.01 of the Plan, are employee contributions.

     12.03 ANNUAL ELECTIVE DEFERRAL LIMITATION.

     ANNUAL ELECTIVE DEFERRAL LIMITATION. An Employee's elective deferrals may not exceed the 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If the Employer determines the Employee's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation for the calendar year, the Employer will not make any additional elective deferrals with respect to that Employee for the remainder of that calendar year, paying in cash to the Employee any amounts which would result in the Employee's elective deferrals for the calendar year exceeding the 402(g) limitation. If the Advisory Committee determines an Employee's elective deferrals already contributed to the Plan for a calendar year exceed the 402(g) limitation, the Advisory Committee will distribute the amount in excess of the 402(g) limitation (the "excess deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Advisory Committee distributes the excess deferral by the appropriate April
15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Advisory Committee will reduce the amount of excess deferrals for a calendar year distributable to the Employee by the amount of excess contributions (as determined in Section 12.04), if any, previously distributed to the Employee for the Plan Year beginning in that calendar year.

     If an Employee  participates  in another plan under which he makes elective deferrals pursuant to a Code ss.401(k)  arrangement,  elective deferrals under a
Simplified   Employee   Pension,   or  salary   reduction   contributions  to  a
tax-sheltered annuity,  irrespective of whether the Employer maintains the other plan, he may provide the Advisory Committee a written claim for excess deferrals made for a calendar  year.  The Employee must submit the claim no later than the
March 1 following the close of the  particular  calendar year and the claim must specify the amount of the Employee's  elective  deferrals  under this Plan which are excess deferrals. If the Advisory Committee receives a timely claim, it will distribute the excess  deferral (as adjusted for allocable  income) the Employee has  assigned  to this  Plan,  in  accordance  with the  distribution  procedure described in the immediately preceding paragraph.

     ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals pursuant to this Section 12.03, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of the distribution. If the distribution of the excess deferral occurs during the calendar year in which the Employee made the excess deferral, the Advisory Committee will treat as a "gap period" the period from the first day of that calendar year to the date of the distribution.
The Advisory Committee will determine allocable income in the same manner as described in Section 12.04 for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued
Benefit attributable to his elective deferrals.

     12.04 ACTUAL  DEFERRAL  PERCENTAGE  ("ADP") TEST.  For each Plan Year,  the
Advisory Committee must determine whether the Plan's Code ss.401(k) arrangement satisfies one of the following ADP tests:

          (i) The  average  ADP for the Highly  Compensated  Group for such Plan
     Year  does  not  exceed  1.25  times  the  average  ADP  of  the  Nonhighly
     Compensated Group for the preceding Plan Year; or

          (ii) The  average ADP for the Highly  Compensated  Group for such Plan
     Year does not exceed the average ADP for the Nonhighly Compensated Group for the preceding Plan Year by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section
     12.06) and the average ADP for the Highly  Compensated  Group for such Plan
     Year is not more than twice the average ADP for the  Nonhighly  Compensated
     Group for the preceding Plan Year.

     If the Advisory Committee so elects, it may apply the limits set forth in paragraphs (i) and (ii) of this Section by using the Average ADP of the Nonhighly Compensated Group for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

     CALCULATION  OF ADP.  The  average  ADP for a group is the  average  of the separate  ADPs  calculated  for each  Eligible  Employee who is a member of that group.  An Eligible  Employee's ADP for a Plan Year is the ratio of the Eligible
Employee's   deferral   contributions  for  the  Plan  Year  to  the  Employee's
Compensation for the Plan Year. A Nonhighly Compensated  Employee's ADP does not include elective  deferrals made to this Plan or to any other Plan maintained by the  Employer,  to the extent  such  elective  deferrals  exceed  the  ss.402(g)
limitation described in Section 12.03.

     The Advisory Committee may determine (in a manner consistent with Treasury regulations) the ADPs of the Eligible Employees by taking into account qualified nonelective contributions or qualified matching contributions, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The
Advisory Committee may not include qualified nonelective contributions in the ADP test unless the allocation of nonelective contributions is nondiscriminatory when the Advisory Committee takes into account all nonelective contributions
(including the qualified  nonelective  contributions) and also when the Advisory
Committee takes into account only the nonelective contributions not used in either the ADP test described in this Section 12.04 or the ACP test described in
Section 12.05. The Advisory Committee may not include in the ADP test any qualified nonelective contributions or qualified matching contributions under another qualified plan unless that plan has the same plan year as this Plan. The
Advisory Committee must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used qualified nonelective contributions or qualified matching contributions to satisfy the test.

     SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the
ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated
Employee under any other Code ss.401(k) arrangement maintained by the Employer, unless the elective deferrals are to an ESOP. If the plans containing the Code ss.401(k) arrangements have different plan years, the Advisory Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

     AGGREGATION OF CERTAIN CODE SS.401(K) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code ss.401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated
Employee. An aggregation of Code ss.401(k) arrangements under this paragraph does not apply to plans which have different plan years and the Advisory
Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

     CHARACTERIZATION  OF EXCESS  CONTRIBUTIONS.  If,  pursuant to this  Section
12.04, the Advisory Committee has elected to include qualified matching contributions in the average ADP, the Advisory Committee will treat excess contributions as attributable proportionately to deferral contributions and to qualified matching contributions allocated on the basis of those deferral contributions. If the total amount of a Highly Compensated Employee's excess contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Years, the Advisory Committee will treat the remaining portion of his excess contributions as attributable to qualified nonelective contributions. The Advisory Committee will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated
Employee by the amount of excess deferrals (as defined in Section 12.03), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

     DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Advisory Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it must distribute the excess contributions, as adjusted for allocable income, during the next Plan
Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess contributions for a Plan Year not distributed to the appropriate
Highly  Compensated  Employees  during  the first 2 1/2 months of that next Plan
Year. The excess contributions are the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Advisory Committee will distribute to each Highly Compensated
Employee  his  respective  share  of  the  excess  contributions.  The  Advisory
Committee will determine the respective shares of excess contributions as follows:

          STEP 1: The Advisory Committee shall first determine the dollar amount of the reductions which would have to be made to the elective deferrals of each Highly Compensated Employee who is a Participant for the Plan Year in order for the average ADP of the Highly Compensated Group for the Plan Year to satisfy Section 401(k)(3) of the Code. Such amount shall be calculated by first determining the dollar amount by which the deferred contributions of Highly Compensated Employees who have the highest ADPs would have to be reduced until the first to occur of: (i) such Employees' ADPs would equal the ADPs of the Highly Compensated Employee or group of Highly Compensated
     Employees with the next highest ADPs; or (ii) the average ADP of the Highly
     Compensated Group, as recalculated after the reductions made under this Step 1, satisfies the requirements of Section 401(k)(3) of the Code and this Section.

          Then,  unless the recalculated  average ADP of the Highly  Compensated
     Group satisfies Section 401(k)(3) of the Code, the reduction process shall be repeated by determining the amount of reductions which would have to be made to the elective deferrals of the Highly Compensated Employees who, after all prior reductions, would have the highest ADP until the first to occur of: (iii) the ADP, after all prior reductions under this Step 1, of each person in such group would equal the ADP of the Highly Compensated
     Employee or group of Highly  Compensated  Employees  with the next  highest
     ADP; or (iv) the average ADP of the Highly Compensated Group, after the prior reductions, satisfies the requirements of Code Section 401(k)(3) and this Section. This process is repeated until the average ADP of the Highly
     Compensated Group, after all reductions, satisfies the requirements of Code
     Section 401(k)(3) and this Section.

          STEP 2: Determine the total dollar amount of reductions to the elective deferrals calculated under Step 1 ("TOTAL EXCESS DEFERRALS").

          STEP 3:  Reduce  the  elective  deferrals  of the  Highly  Compensated
     Employees with the highest dollar amount of elective deferrals by the lesser of the dollar amount which either (i) causes each such Highly
     Compensated Employee's elective deferrals to equal the dollar amount of the elective deferrals of the Highly Compensated Employee or group of Highly
     Compensated Employees with the next highest dollar amount of elective deferrals; or (ii) reduces the Highly Compensated Employees' elective deferrals by the Total Excess Deferrals.

          Then, unless the total amount of reductions made to Highly Compensated
     Employees'  elective  deferrals  under this Step 3 equals the amount of the
     Total Excess Deferrals, the reduction process shall be repeated by reducing the elective  deferrals of the group of Highly  Compensated  Employees with the highest dollar amount of elective deferrals, after the prior reductions made in this Step 3, by the lesser of the amount which either: (iii) causes
     such  Highly   Compensated   Employees'   elective  deferrals  after  prior
     reductions  made in this Step 3 to equal the dollar  amount of the elective deferrals of the Highly Compensated  Employees with the next highest dollar amount of elective deferrals;  or (iv) causes total reductions to equal the
     Total Excess Deferrals. This process is repeated with each successive group of Highly Compensated  Employees with the highest dollar amount,  after the prior  reductions,  of elective  deferrals until the total  reductions made under this Step 3 equal the Total Excess Deferrals.

     A Participant's elective deferrals required to be reduced under this Section shall be reduced in the following order: the Participant's unmatched elective deferrals will be reduced first, and then, if necessary, matched elective deferrals. Matching contributions made with respect to elective deferrals so reduced (other than qualified matching contributions treated as elective deferrals for purposes of this Section) shall be forfeited.

     ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 12.04, the Advisory Committee must calculate the allocable income for the Plan Year in which the excess contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Advisory Committee: (1) first will determine the net income or net loss for the Plan Year on the Highly
Compensated  Employee's Accrued Benefit attributable to deferral  contributions;
and (2) then will multiply this net income or net loss by the following fraction:

        Amount of the Highly Compensated Employee's Excess Contributions
        ----------------------------------------------------------------
             Accrued Benefit attributable to deferral contributions

The Accrued Benefit attributable to deferral  contributions includes the Accrued
Benefit   attributable  to  qualified   matching   contributions  and  qualified
nonelective  contributions  taken into account in the ADP test for the Plan Year or for any prior Plan Year. For purposes of the denominator of the fraction, the
Advisory  Committee will calculate the Accrued Benefit  attributable to deferral contributions  as of the last day of the Plan  Year  (without  regard to the net income or net loss for the Plan Year on that Accrued Benefit).

     To calculate allocable income for the "gap period," the Advisory Committee will perform the same calculation as described in the preceding paragraph, except in clause (1) the Advisory Committee will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Accrued Benefit attributable to deferral contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Advisory Committee, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year.
Under this alternate calculation, the Advisory Committee will disregard the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

     12.05 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING  CONTRIBUTIONS/EMPLOYEE
CONTRIBUTIONS. The Advisory Committee must determine whether the annual Employer matching contributions (other than qualified matching contributions used in the ADP test), if any, and the Employee contributions, if any, satisfy one of the following average contribution percentage ("ACP") test:

          (i) The ACP for the Highly Compensated Group for such Plan Year does not exceed 1.25 times the ACP of the Nonhighly Compensated Group for the prior Plan Year; or

          (ii) The ACP for the High Compensated Group for such Plan Year does not exceed the ACP for the Nonhighly Compensated Group for the prior Plan
     Year by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in Section 12.06) and the ACP for the Highly
     Compensated Group for such Plan Year is not more than twice the ACP for the Nonhighly Compensated Group for the prior Plan Year.

     If the Advisory Committee so elects, it may apply the limits set forth in paragraphs (i) and (ii) of this Section by using the Average ACP of the Nonhighly Compensated Group for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

     (A) CALCULATION OF ACP. The average contribution  percentage for a group is the  average  of the  separate  contribution  percentages  calculated  for  each
Eligible  Employee  who is a  member  of  that  group.  An  Eligible  Employee's contribution  percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the
Plan Year.  "Aggregate  contributions"  are matching  contributions  (other than
qualified   matching   contributions   used  in  the  ADP  test)  and   employee
contributions.

     The Advisory Committee,  in a manner consistent with Treasury  regulations, may determine the contribution  percentages of the Eligible  Employees by taking
into  account  qualified   nonelective   contributions   (other  than  qualified
nonelective  contributions used in the ADP test under Section 12.04) or elective deferrals,  or both, made to this Plan or to any other qualified Plan maintained by the Employer.  The Advisory  Committee may not include qualified  nonelective contributions in the ACP test unless the allocation of nonelective contributions is  nondiscriminatory  when  the  Advisory  Committee  takes  into  account  all nonelective  contributions  (including the qualified nonelective  contributions)
and also when the Advisory  Committee  takes into  account only the  nonelective contributions  not used in either the ADP test described in Section 12.04 or the
ACP test  described  in Section  12.05 The  Advisory  Committee  may not include elective  deferrals in the ACP test, unless the Plan which includes the elective deferrals  satisfies  the ADP test both with and without the elective  deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the
Advisory  Committee  may not include in the ACP test any  qualified  nonelective contributions  or elective  deferrals  under another  qualified plan unless that plan has the same plan year as this Plan.  The Advisory  Committee must maintain records to  demonstrate  compliance  with the ACP Test,  including the extent to which the Plan used qualified nonelective contributions or elective deferrals to satisfy the test.

     (B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any matching contributions (other than qualified matching contributions used in the ADP test) and any employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Advisory Committee will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

     (C) AGGREGATION OF CERTAIN PLANS. If the Employer treats two plans a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. For Plan Years beginning after December 31,
1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and the Advisory Committee may not aggregate an ESOP
(or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of plan).

     (D) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.  The Advisory Committee
will determine excess aggregate contributions after determining excess deferrals under  Section  12.03 and  excess  contributions  under  Section  12.04.  If the
Advisory Committee  determines the Plan fails to satisfy the ACP test for a Plan
Year, it must  distribute the excess  aggregate  contributions,  as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess  aggregate  contributions  for a
Plan Year not distributed to the appropriate Highly Compensated Employees during
the  first  2  1/2  months  of  that  next  Plan  Year.  The  excess   aggregate
contributions  are the  amount of  aggregate  contributions  made by the  Highly
Compensated Employees which causes the Plan to fail to satisfy the ACP test. The
Advisory  Committee  will  distribute  to each Highly  Compensated  Employee his respective share of the excess aggregate  contributions.  The Advisory Committee will  determine  the  respective  shares of excess  aggregate  contributions  as follows:

          STEP 1: The Advisory Committee shall first determine the dollar amount
     of  the   reductions   which  would  have  to  be  made  to  the  aggregate
     contributions of each Highly Compensated  Employee who is a Participant for the Plan Year in order for the average ACP of the Highly  Compensated Group for the Plan Year to satisfy  Section 401(m) of the Code. Such amount shall be calculated by first determining the dollar amount by which the aggregate contributions  of Highly  Compensated  Employees  who have the highest ACPs would have to be reduced  until the first to occur of: (i) such  Employees'
     ACPs would  equal the ACPs of the Highly  Compensated  Employee or group of
     Highly  Compensated  Employees  with the  next  highest  ACPs;  or (ii) the average ACP of the Highly  Compensated  Group,  as  recalculated  after the reductions  made under this Step 1, satisfies the  requirements  of Section
     401(m) of the Code and this Section.

          Then,  unless the recalculated  average ACP of the Highly  Compensated
     Group satisfies Section 401(m) of the Code, the reduction process shall be repeated by determining the amount of reductions which would have to be made to the aggregate contributions of the Highly Compensated Employees who, after all prior reductions, would have the highest ACP until the first to occur of: (iii) the ACP, after all prior reductions under this Step 1, of each person in such group would equal the ACP of the Highly Compensated
     Employee or group of Highly  Compensated  Employees  with the next  highest
     ACP; or (iv) the average ACP of the Highly Compensated Group, after the prior reductions, satisfies the requirements of Code Section 401(m) and this Section. This process is repeated until the average ACP of the Highly
     Compensated Group, after all reductions, satisfies the requirements of Code
     Section 401(m) and this Section.

          STEP 2:  Determine  the  total  dollar  amount  of  reductions  to the
     aggregate   contributions   calculated   under   Step  1   ("TOTAL   EXCESS
     CONTRIBUTIONS").

          STEP 3: Reduce the aggregate  contributions of the Highly  Compensated
     Employees with the highest dollar amount of aggregate contributions by the lesser of the dollar amount which either (i) causes each such Highly
     Compensated Employee's aggregate contributions to equal the dollar amount of the aggregate contributions of the Highly Compensated Employee or group of Highly Compensated Employees with the next highest dollar amount of aggregate contributions; or (ii) reduces the Highly Compensated Employees' aggregate contributions by the Total Excess Contributions.

          Then, unless the total amount of reductions made to Highly Compensated
     Employees'  aggregate  contributions under this Step 3 equals the amount of the Total Excess Contributions,  the reduction process shall be repeated by reducing the  aggregate  contributions  of the group of Highly  Compensated
     Employees with the highest dollar amount of aggregate contributions,  after the prior reductions made in this Step 3, by the lesser of the amount which
     either:   (iii)  causes  such  Highly  Compensated   Employees'   aggregate
     contributions  after  prior  reductions  made in this  Step 3 to equal  the dollar  amount of the  aggregate  contributions  of the Highly  Compensated
     Employees with the next highest  dollar amount of aggregate  contributions;
     or (iv) causes total reductions to equal the Total Excess  Deferrals.  This process  is  repeated  with each  successive  group of  Highly  Compensated
     Employees with the highest dollar amount,  after the prior  reductions,  of aggregate  contributions  until the total reductions made under this Step 3 equal the Total Excess Contributions.

     (E)  ALLOCABLE   INCOME.   To  determine  the  amount  of  the   corrective
distribution  required  under this Section  12.05,  the Advisory  Committee must calculate the allocable  income for the Plan Year in which the excess  aggregate contributions  arose.  "Allocable  income"  means net  income  or net loss.  The
Advisory  Committee  will  determine  allocable  income  in the same  manner  as described in Senior 12.04(F) for excess contributions.

     (F)  CHARACTERIZATION  OF  EXCESS  AGGREGATE  CONTRIBUTIONS.  The  Advisory
Committee will treat a Highly Compensated  Employee's  allocable share of excess aggregate  contributions in the following priority: (1) first as attributable to his employee contributions which are voluntary  contributions,  it any; (2) then as  matching  contributions  allocable  with  respect  to  excess  contributions determined  under  the ADP  test;  (3)  then on a pro  rata  basis  to  matching contributions  and to the  deferral  contributions  relating  to those  matching contributions  which the Advisory  Committee  has included in the ACP test;  (4)
then  on a  pro  rata  basis  to  employee  contributions  which  are  mandatory contributions;  and (5) last to qualified nonelective  contributions used in the
ACP test.  To the extent  the Highly  Compensated  Employee's  excess  aggregate contributions  are  attributable  to matching  contributions  and he is not 100%
vested in his  Accrued  Benefit  attributable  to  matching  contributions,  the
Advisory  Committee  will  distribute  only the vested  portion  and forfeit the nonvested  portion.  The vested  portion of the  Highly  Compensated  Employee's excess aggregate  contributions  attributable to Employer matching contributions is the total  amount of such excess  aggregate  contributions  (as  adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The
Plan will allocate  forfeited excess aggregate  contributions to reduce Employer matching contributions for the Plan Year in which the forfeiture occurs.

     12.06 MULTIPLE USE LIMITATION. If at least one Highly Compensated Employee is includible in the ADP test and in the ACP test, the sum of the Highly
Compensated Group's ADP and ACP may not exceed the multiple use limitation.

     The multiple use limitation for a Plan Year is the sum of (i) and (ii):

          (i) 125% of the  greater of (a) the ADP of the  Nonhighly  Compensated
     Group for the prior Plan Year under the Code ss.401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the prior Plan Year.

          (ii) 2% plus the lesser of (i)(a) or (i)(b), but not more than twice the lesser of (i)(a) or (i)(b).

          The Advisory Committee, in lieu of determining the multiple use limitation as the sum (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv):

          (iii) 125% of the lesser of: (a) the ADP of the Nonhighly  Compensated
     Group under the Code ss.401(k) arrangement for the prior Plan Year; or (b) the ACP of the Nonhighly Compensated Group for the prior Plan Year.

          (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

     If the Advisory Committee so elects, it may apply the limits set forth in paragraphs (i) and (ii) or (iii) and (iv) of this Section by using the Average
ADP and ACP of the Nonhighly Compensated Group for the Plan Year for which the determination is made rather than for the preceding Plan Year; provided that such election may not be changed except as provided by the Secretary of the Treasury.

     This Section 12.06 does not apply unless, prior to application of the multiple use limitation, the ADP and ACP of the Highly Compensated Group for the current Plan Year each exceeds 125% of the respective percentages for the Nonhighly Compensated Group for the prior Plan Year (or, if the Advisory
Committee has made the election described in the previous paragraph, the current
Plan Year).

     The Advisory Committee will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 12.04 and the ACP test under Section 12.05 and after making any corrective distributions required by those Sections. If, after applying this Section 12.06, the Advisory
Committee determines the Plan has failed to satisfy the multiple use limitation, the Advisory Committee will correct the failure by treating the excess amount as excess aggregate contributions under Section 12.05.

                                 ARTICLE XIII.
                                  MISCELLANEOUS

     13.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Advisory Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     13.02 NO  RESPONSIBILITY  FOR EMPLOYER ACTION.  Neither the Trustee nor the
Advisory Committee has any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Advisory Committee to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Advisory Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of Kansas City Southern Industries, Inc. must be by its Board of Directors, the
Compensation and Organization Committee of such Board, or the designees of such Board or Committee. Any action required of any other corporate Employer must be by its Board of Directors or its designees.

     13.03 FIDUCIARIES NOT INSURERS.  The Trustee,  the Advisory Committee,  the
Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Advisory Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

     13.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

     13.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee and the Advisory
Committee and their successors.

     13.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural.

     13.07 STATE LAW. Missouri law will determine all questions arising with respect to the provisions of this Plan except to the extent Federal law supersedes Missouri law.

     13.08 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

                                  ARTICLE XIV.
                                   [RESERVED]

                                  ARTICLE XV.
                   PARTICIPANT'S ACCOUNTS AND THEIR INVESTMENT

     15.01 INDIVIDUAL ACCOUNTS. The Advisory Committee shall maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan.
Such Accounts  shall  include,  but not be limited to, a Deferral  Contributions
Account,  a Qualified  Nonelective  Contributions  Account,  a Regular  Matching
Contributions  Account, a Qualified Matching Contributions Account, and a Profit
Sharing Contributions Account. Furthermore, if a Participant reenters the Plan subsequent to his having a Forfeiture Break in Service, the Advisory Committee, or the Trustee, shall maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit unless the Participant's entire
Accrued Benefit under the Plan is one hundred percent (100%) Nonforfeitable. The
Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 15.05. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 15.05.
The Advisory Committee shall maintain records of its activities.

     A Participant's Accrued Benefit shall be segregated for separate investment when and as so expressly provided under the Plan. Except where the Plan expressly provides for such segregation, Participants' Accrued Benefits shall be invested collectively.

     15.02  INVESTMENT  OF  ACCOUNTS.   Each  Participant's  Accounts  shall  be
invested, in accordance with the individual election of the Participant,  in one or more  investment  vehicles  designated by the Advisory  Committee,  including designated  pooled  investment  funds.  Effective  as of January  1, 2001,  such investment vehicles shall include an employer stock fund consisting of shares of common stock of KCSI.

     15.03 PARTICIPANT ACCOUNTS - INVESTMENT PERCENTAGES. The Advisory Committee
from time to time  shall  establish  procedures  by which each  Participant  may
specify  the   percentage  of  his  Accounts,   and  the  percentage  of  future
contributions to be made on his behalf,  to be invested in each of the available investment vehicles for Accounts.  The investment percentage for each investment vehicle selected by the Participant must be a multiple of 1%. The  Participant's investment  direction  shall remain in effect  unless and until the  Participant
replaces  the  direction  in  accordance   with  the   established   procedures.
Contributions  and  Accounts  with respect to which no  affirmative  Participant investment  direction has been made shall be invested in an  investment  vehicle selected  by the  Advisory  Committee  and having as its primary  objective  the generation of a high level of current income consistent with the preservation of capital and a high degree of  liquidity.  The Trustee shall be  responsible  for carrying out Participant investment direction.

     15.04  VALUATION  OF  PARTICIPANTS'  ACCRUED  BENEFITS.  The  value of each
Participant's  Accrued Benefit shall consist of the value of such  Participant's
Account(s), including any segregated account hereunder. For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit shall be its value as of the valuation date immediately preceding the date of the distribution.

     15.05 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. A "valuation date" under this Plan is the last day of each calendar month and each interim valuation date determined under the Trust. As of each valuation date the Advisory Committee must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

     TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant's Accounts other than segregated investment Accounts. The
Advisory Committee first will adjust the Participant Accounts, as those Accounts stood at the beginning of the current valuation period, by reducing the Accounts for any forfeitures arising under Section 5.09 or under Section 9.12, for amounts charged during the valuation period to the Accounts in accordance with
Section 9.11 (relating to distributions) and for the amount of any Account which the Trustee has fully distributed since the immediately preceding valuation date. The Advisory Committee then, subject to the restoration allocation requirements of Section 5.04 or of Section 9.12, will allocate the net income, gain or loss for the current valuation period for each of the Plan's investment vehicles (as specified by the Advisory Committee pursuant to Section 15.02) pro rata to the Participants having accounts in each respective investment vehicle as the accounts stood at the beginning of the valuation period. Separate allocations and adjustments shall be made with respect to each investment vehicle. For each investment vehicle the allocable net income, gain or loss is the net income (or net loss), including the increase or decrease in the fair market value of assets, since the last valuation date.

     SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expenses or loss it incurs. As of the valuation date, the Advisory Committee must reduce a segregated Account for any forfeiture arising under Section 5.09 after the Advisory Committee has made all other allocations, changes or adjustments to the Account for the Plan Year.

     ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 15.05. This Section 15.05 applies solely to the allocation of net income, gain or loss of the Trust. The Advisory Committee will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

     15.06 PARTICIPANT  VOTING RIGHTS - EMPLOYER STOCK. Each Participant (or the
Beneficiary thereof) acting as a named fiduciary shall have the right to direct the Trustee as to the manner in which (a) to vote any shares of stock of KCSI allocated to his Accounts as of the applicable record date of any shareholder meeting in any matter put to a shareholder vote; and (b) to respond to a tender offer, exchange offer or any other offer to purchase shares of KCSI stock allocated to the Participant's Accounts.

     Before any meeting in which a shareholder vote is to be taken, the Employer will deliver to the Trustee or its designee such quantities of proxy soliciting materials as are necessary to solicit voting instructions from the Participants.
The Trustee or its designee will mail the proxy solicitation materials (and any additional material made available to other shareholders or otherwise deemed appropriate by the Trustee) to the Participants within a reasonable time before the meeting. A reasonable deadline for the return of such materials may be specified.

     Shares will be voted as instructed by the Participants on each matter brought before the meeting. Such participants are appointed as named fiduciaries to direct the Trustee as to the voting of shares allocated to the accounts of Participants who have not timely instructed the Trustee how to vote them and any unallocated shares. Such shares will be voted in the same proportions as the shares for which the Trustee has received timely instructions. The Trustee may submit to the Employer one summary proxy for the aggregate number of shares.

     With  regard to any  tender  offer,  exchange  offer or any other  offer to purchase  shares of KCSI stock,  the Trustee or its  designee  will solicit such
instructions   from  Participants  by  distributing  to  each  Participant  such information  as is  distributed to  shareholders  of the Employer,  generally in connection with any such offer, and any additional information the trustee deems appropriate  in order for each  Participant to give  instructions.  A reasonable deadline for the return of such materials may be specified.

     Shares will, in response to a tender offer, exchange offer or other offer to purchase, be tendered, exchanged or sold as instructed by the Participants.
Fractional shares will be aggregated for purposes of tendering, exchanging or selling shares, to the extent possible, to reflect the instructions of the Participants. Such participants are appointed as named fiduciaries to direct the Trustee as to the tender, exchange or sale of shares allocated to an Account of a Participant who has not timely instructed the Trustee how to respond to such offer and any unallocated shares. Such shares will be tendered, exchanged or sold in the same proportion as shares for which the Trustee has received timely instructions.

     For purposes of receiving, tabulating and transmitting instructions, the Trustee will establish a procedure to insure that instructions received from individual Participants regarding voting or responding to a tender offer, exchange offer, or any other offer are held in confidence, and are not divulged, released or otherwise utilized in a manner that, in the Trustee's reasonable judgment, might influence the Participant's free exercise of the rights set forth in this Section 15.06.

                                  ARTICLE XVI.
               PROVISIONS EFFECTIVE UPON CHANGE IN CONTROL OF KCSI

     16.01  DEFINITIONS  OF "CHANGE IN CONTROL OF KCSI".  For  purposes  of this
Plan, a "Change in Control of KCSI" shall be deemed to have occurred if:

          (a) for any reason at any time less than seventy-five percent (75%) of the members of the Board of Directors of Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), shall be individuals who fall into any of the following categories: (A) individuals who were members of such Board on September 1, 1995; (B) individuals whose election, or nomination for election by KCSI's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or (C) individuals whose election, or nomination for election, by KCSI's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in
     (A) or (B) above, or

          (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become after September 1, 1995, according to a public announcement or filing, without the prior approval of the Board of Directors of KCSI, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCSI representing forty percent
     (40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of KCSI's, then outstanding voting securities (such "person" hereinafter referred to as a "Major Stockholder of KCSI"); or

          (c)  the   stockholders   of  KCSI  shall  have   approved  a  merger,
     consolidation  or  dissolution  of  KCSI  or a  sale,  lease,  exchange  or disposition  of all or  substantially  all of  KCSI's  assets,  or a  Major
     Stockholder of KCSI shall have proposed any such  transaction,  unless such merger,  consolidation,  dissolution,  sale, lease, exchange or disposition shall have been  approved  by at least  seventy-five  percent  (75%) of the members of the Board of Directors of KCSI who are individuals  falling into any  combination  of the following  categories:  (i)  individuals  who were members of such Board of Directors on September 1, 1995,  (ii)  individuals whose  election,  or nomination  for election by KCSI's  stockholders,  was approved by at least seventy-five percent (75%) of the members of the Board of Directors then still in office who are members of the Board of Directors on September 1, 1995, or (iii) individuals whose election or nomination for election  by  KCSI's  stockholders  was  approved  by a  vote  of at  least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (i) or (ii) above.

     16.02 PROVISIONS EFFECTIVE UPON CHANGE IN CONTROL. Upon a Change in Control of KCSI as defined in Section 16.01, notwithstanding what is otherwise provided in this Plan, the following provisions will supersede the indicated sections and otherwise govern the operation of the Plan from that point forward:

               (a) "Section 5.03, Vesting Schedule" shall provide as follows:

                    5.03 VESTING SCHEDULE. A Participant's Accrued Benefit derived from Employer contributions shall be one hundred percent
               (100%) Nonforfeitable at all times.

               (b) A new  section  numbered  "8.10"  and  entitled  "Participant
          Direction of Investment" shall be added to provide as follows:

                    8.10  PARTICIPANT  DIRECTION OF  INVESTMENT.  A  Participant
               shall have the right to direct the  Trustee  with  respect to the
               investment  of   reinvestment   of  the  assets   comprising  the
               Participant's  individual Account only if the Trustee consents in writing to permit such direction.  If the Trustee does consent to
               Participant  direction  of  investment,   the  Trustee  and  each
               Participant  shall  execute a letter  agreement as a part of this
               Plan containing such conditions, limitations and other provisions they  deem  appropriate  before  the  Trustee  shall  follow  any
               Participant  direction as respects the investment or reinvestment of any part of the Participant's  individual Account. The Trustee shall not be liable  for any  loss,  or by reason of any  breach, resulting from a Participant's direction of the investment of any part of his individual Account.

               (c)  Except for the right to amend the Plan  pursuant  to Section
          11.02(a), the Employer shall not exercise its right to amend pursuant to Section 11.02(b), discontinue or terminate pursuant to Section
          11.03, or transfer assets of or merge, pursuant to Section 11.05, the Plan without the prior written consent to such aforesaid action by seventy-five percent (75%) of the Participants on a per capita basis.

     16.03 RIGHT TO AMEND  ARTICLE  XVI PRIOR TO CHANGE IN CONTROL OF KCSI.  The
Board of Directors of KCSI, or any duly authorized committee thereof, reserves the right to amend or eliminate this Article XVI prior to the date of a Change in Control of KCSI.

                                 ARTICLE XVII.
                        PROVISIONS APPLICABLE TO ACCOUNTS
                      TRANSFERRED FROM FORMER MIDSOUTH PLAN

     17.01 MIDSOUTH ACCOUNTS. The Advisory Committee shall maintain, in order to
reflect  each  Participant's   Accrued  Benefit  under  the  Plan  derived  from
contributions to the MidSouth Rail Corporation  Thrift and Savings Plan ("Former
MidSouth Plan"), a separate MidSouth Deferral  Contributions Account, a separate
MidSouth  Other  Contributions  Account  and  a  separate  MidSouth  Participant
Contributions  Account  ("MidSouth  Accounts") for each  Participant  ("MidSouth
Participant")  in the Former  MidSouth  Plan who had an account under the Former
MidSouth  Plan  which  was   transferred  to  the  Former  Plan  and  thereafter
transferred  to this Plan,  except  that a MidSouth  Participant's  Contribution
Account  shall be  maintained  only for a MidSouth  Participant  who had such an account under the Former  MidSouth  Plan.  The MidSouth  Deferral  Contributions
Account shall reflect a Participant's  Accrued Benefit derived from his deferral contributions  to the  MidSouth  Plan,  the MidSouth  Participant  Contributions
Account  shall  reflect  a  Participant's   Accrued  Benefit  derived  from  his
participant  contributions  to the Former  MidSouth Plan, and the MidSouth Other
Contributions Account shall reflect a Participant's Accrued Benefit derived from all  other  contributions  to  the  Former  MidSouth  Plan  on his  behalf.  The provisions of this Article XVII shall govern the separate MidSouth Accounts, and with  respect  to such  Accounts,  the  provisions  of this  Article  XVII shall supersede any other  provisions in the Plan to the contrary.  Except as provided under this Article XVII,  the Trustee shall hold,  administer and distribute the
MidSouth  Accounts  in the same  manner  under the Plan as the  similar  Account derived from contributions to this Plan.

     The provisions of this Article XVII shall not apply to any Accounts other than the MidSouth Accounts.

     A MidSouth Participant's Accrued Benefit is, at all times, one hundred percent (100%) Nonforfeitable to the extent the value of his Accrued Benefit is derived from the transfer to the Trust of his Account(s) in the Former MidSouth
Plan.

     17.02 MIDSOUTH PARTICIPANT  CONTRIBUTION  ACCOUNTS.  The Advisory Committee
must maintain a separate  MidSouth  Participant  Contributions  Account for each
MidSouth  Participant  who had a  Participant  Contributions  Account  under the
Former MidSouth Plan to reflect the MidSouth Participant's Accrued Benefit under the Plan derived from his participant contributions to the Former MidSouth Plan.
A  MidSouth   Participant's   Accrued   Benefit  derived  from  his  Participant
contributions as of any applicable date is the balance of his separate  MidSouth
Participant Contribution Account(s).

     A MidSouth Participant,  by giving prior written notice to the Trustee, may withdraw  all or any  part of his  MidSouth  Participant  Contributions  Account described in this Section  17.02. A  distribution  of Participant  contributions must comply with the joint and survivor annuity  requirements  described in this
Article  XVII,  if those  requirements  apply to the MidSouth  Participant.  The
Trustee,  in  accordance  with the  direction  of the Advisory  Committee,  will
distribute  a  Participant's   unwithdrawn  MidSouth  Participant  Contributions
Account in accordance with the provisions of this Article XVII applicable to the distribution  of  the  MidSouth  Participant's  Nonforfeitable  Accrued  Benefit
derived from his MidSouth Accounts.

     17.03 METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to the annuity distribution requirements, if any, prescribed by Section 17.06, and any restrictions prescribed by Section 17.05, a MidSouth Participant or beneficiary of a MidSouth Participant ("MidSouth Beneficiary") may elect distribution of his MidSouth Accounts under one, or any combination, of the following methods:

          (a) by payment in a lump sum;

          (b) by payment in the form of a qualified joint and survivor annuity, as defined in Section 17.06(A). If, as of the annuity starting date, the MidSouth Participant is married, the MidSouth Participant may elect to receive a smaller annuity benefit, having an actuarial value equivalent to the actuarial value of the qualified joint and survivor annuity, with continuation of payments to the surviving spouse at a rate of seventy-five
     (75%) or one hundred  percent  (100%) of the rate  payable to the  MidSouth
     Participant during his lifetime.

     The distribution options permitted under this Section 17.03 are available only if the present value of the MidSouth Participant's entire Nonforfeitable
Accrued Benefit under the Plan, at the time of the  distribution to the MidSouth
Participant, exceeds $5,000.

     The provisions of Section 6.02(A) shall apply in determining the minimum distribution requirements under Code ss.401(a)(9) for MidSouth Participants, and the provisions of Section 6.02(B) shall apply in determining the minimum distribution requirements under Code ss.401(a)(9) for MidSouth Beneficiaries.

     17.04 TIME OF PAYMENT AND ACCRUED BENEFIT. Unless, pursuant to Section 6.03 or 17.05, the MidSouth Participant or the MidSouth Beneficiary elects in writing a different  time or method of payment,  the Advisory  Committee will direct the
Trustee to  commence  distribution  of a MidSouth  Participant's  Nonforfeitable
Accrued  Benefit  derived from his  MidSouth  Accounts in  accordance  with this
Section  17.04.  A  MidSouth  Participant  must  consent,  in  writing,  to  any distribution  required  under this  Section  17.04 if the  present  value of the
MidSouth  Participant's  Nonforfeitable  Accrued  Benefit,  at the  time  of the distribution  to the  MidSouth  Participant,  exceeds  $5,000  and the  MidSouth
Participant  has not  attained  the  later of Normal  Retirement  Age or age 62.
Furthermore, the MidSouth Participant's spouse also must consent, in writing, to any distribution for which Section 17.06 requires the spouse's consent.  For all purposes of Article VI and this Article XVII,  the term "annuity  starting date"
means the first day of the first  period for which the Plan pays an amount as an annuity or in any other form.  For  purposes of the consent  requirements  under
this  Article  XVII,  if  the  present  value  of  the  MidSouth   Participant's
Nonforfeitable  Accrued Benefit derived from his MidSouth Accounts,  at the time of any  distribution,  exceeds  $5,000 the  Advisory  Committee  must treat that
present  value  as  exceeding   $5,000  for  purposes  of  all  subsequent  Plan
distributions to the MidSouth Participant.

     (A) Separation from Service for a Reason Other Than Death.

               (1) MIDSOUTH  PARTICIPANT'S  NONFORFEITABLE  ACCRUED  BENEFIT NOT
          EXCEEDING  $5,000.  If  the  MidSouth  Participant's  Separation  from
          Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the MidSouth Participant's
          Nonforfeitable Accrued Benefit derived from his MidSouth Accounts in a lump sum as soon as administratively practicable after the first distribution valuation date following the MidSouth Participant's
          Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the MidSouth Participant attains Normal Retirement Age. If the MidSouth Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the MidSouth
          Participant's Separation from Service occurs.

               (2) MIDSOUTH PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS
          $5,000. If the MidSouth  Participant's  Separation from Service is for any reason other than death,  the Advisory  Committee  will direct the
          Trustee  to  distribute  the  MidSouth  Participant's   Nonforfeitable
          Accrued  Benefit  derived from his MidSouth  Accounts in a form and at the time  elected by the  MidSouth  Participant,  pursuant  to Section
          17.05. In the absence of an election by the MidSouth Participant,  the
          Advisory  Committee will direct the Trustee to distribute the MidSouth
          Participant's Nonforfeitable Accrued Benefit derived from his MidSouth
          Accounts in a lump sum (or, if applicable,  the normal annuity form of distribution  required under Section 17.06), on the 60th day following the close of the Plan Year in which the latest of the following events occurs:  (a) the MidSouth  Participant  attains Normal Retirement Age;
          (b) the  MidSouth  Participant  attains  age 62;  or (c) the  MidSouth
          Participant's Separation from Service.

               (3)  DISABILITY.  If the MidSouth  Participant's  Separation from
          Service is because of disability,  the Advisory  Committee will direct the Trustee to pay the MidSouth  Participant's  Nonforfeitable Accrued
          Benefit in lump sum (or, if  applicable,  the normal  annuity  form of
          distribution    required   under   Section   17.06),    as   soon   as
          administratively  practicable after the first  distribution  valuation date  following the MidSouth  Participant's  Separation  from Service, subject to the notice and consent  requirements  of this  Article XVII and  to the  applicable  mandatory  commencement  dates  described  in
          Paragraph (1) or in Paragraph (2) of this Section 17.04(A).

     (B) REQUIRED BEGINNING DATE. The provisions of Section 6.01(B) shall determine a MidSouth Participant's Required Beginning Date.

     (C) DEATH OF THE MIDSOUTH PARTICIPANT. The Advisory Committee will direct the Trustee, in accordance with this Section 17.04(C), to distribute to the MidSouth Participant's Beneficiary the MidSouth Participant's Nonforfeitable
Accrued Benefit derived from his MidSouth Accounts remaining in the Trust at the time of the MidSouth Participant's death. Subject to the requirements of Section
17.06, the Advisory Committee will determine the death benefit by reducing the MidSouth Participant's Nonforfeitable Accrued Benefit derived from his MidSouth
Accounts  by any  security  interest  the Plan has against  that  Nonforfeitable
Accrued Benefit  derived from his MidSouth  Accounts by reason of an outstanding
MidSouth Participant loan.

          (1) DECEASED  MIDSOUTH  PARTICIPANT'S  NONFORFEITABLE  ACCRUED BENEFIT
     DOES NOT EXCEED $5,000. The Advisory Committee, subject to the requirements of Section 17.06, must direct the Trustee to distribute the deceased
     MidSouth  Participant's  Nonforfeitable  Accrued  Benefit  derived from his
     MidSouth Accounts in a single cash sum, as soon as administratively practicable after the first distribution valuation date following the MidSouth Participant's death or, if later, the date on which the Advisory
     Committee  receives  notification  of or  otherwise  confirms  the MidSouth
     Participant's death.

          (2) DECEASED  MIDSOUTH  PARTICIPANT'S  NONFORFEITABLE  ACCRUED BENEFIT
     EXCEEDS  $5,000.   The  Advisory  Committee  will  direct  the  Trustee  to
     distribute  the  deceased  MidSouth  Participant's  Nonforfeitable  Accrued
     Benefit  derived  from his  MidSouth  Accounts  at the time and in the form elected by the  MidSouth  Participant  or, if  applicable,  by the MidSouth
     Beneficiary,  as permitted  under this Article  XVII.  In the absence of an election,  subject to the  requirements  of  Section  17.06,  the  Advisory
     Committee will direct the Trustee to distribute the MidSouth  Participant's undistributed  Nonforfeitable  Accrued  Benefit  derived  from his MidSouth
     Accounts in a lump sum as soon as  administratively  practicable  after the first  distribution  valuation  date  following the MidSouth  Participant's death or,  if later,  the date on which  the  Advisory  Committee  receives notification of or otherwise confirms the MidSouth Participant's death.

          If the death benefit is payable in full to the MidSouth Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 17.04(C), may elect distribution at any time or in any form (other than the joint and survivor annuity) this
     Article XVII would permit for a MidSouth Participant.

     (D)  ROLLOVERS.  The provisions of Section 6.08 shall apply to the MidSouth
Accounts.

     17.05 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days before nor later than 30 days before the MidSouth Participant's annuity starting date, the Plan
Administrator must provide a benefit notice to a MidSouth Participant who is eligible to make an election under this Section 17.05. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the MidSouth Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

     Such distribution may commence less than 30 days after the benefit notice is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution
     (and, of applicable, a particular distribution option), and

          (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     If a MidSouth Participant or MidSouth Beneficiary makes an election prescribed by this Section 17.05, the Advisory Committee will direct the Trustee to distribute the MidSouth Participant's Nonforfeitable Accrued Benefit derived from his MidSouth Accounts in accordance with that election. Any election under this Section is subject to the requirements of Section 17.06. The MidSouth
Participant  or MidSouth  Beneficiary  must make an election  under this Section
17.05 by filing his election form with the Advisory Committee at any time before the Trustee otherwise would commence to pay a MidSouth Participant's Accrued
Benefit derived from his MidSouth Accounts in accordance with the requirements of Articles VI and XVII.

     (A) MIDSOUTH PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE.

     If the present  value of a MidSouth  Participant's  Nonforfeitable  Accrued
Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as soon as administratively practicable after any distribution valuation date following the MidSouth Participant's Separation from Service. The MidSouth
Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A).
Following his attainment of Normal Retirement Age, a MidSouth Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section
17.05(A).  If the  MidSouth  Participant  is  partially  vested  in his  Accrued
Benefit, an election under this Paragraph (A) to distribute prior to the MidSouth Participant's incurring a Forfeiture Break in Service (as defined in
Section  5.08) must be in the form of a  cash-out  distribution  (as  defined in
Article V). A MidSouth Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the MidSouth Participant returns to employment with the Employer.

     (B) MIDSOUTH PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

     In addition to the distribution options provided in Section 6.03, a MidSouth Participant, until he retires, has a continuing election to receive all or any portion of his MidSouth Deferral Contributions Account and his MidSouth
Other Contributions Accounts if: (a) he has attained age 59 1/2 and (b) he is 100% vested in the Account. The procedures set forth in Section 6.03(B) shall apply.

     (C) DEATH BENEFIT ELECTIONS.

     If the present value of the deceased MidSouth Participant's  Nonforfeitable
Accrued Benefit exceeds $5,000, the MidSouth Participant's Beneficiary may elect to have the Trustee distribute the MidSouth Participant's Nonforfeitable Accrued
Benefit derived from his MidSouth Accounts in a form and within a period permitted under Section 17.04. The MidSouth Beneficiary's election is subject to any restrictions designated in writing by the MidSouth Participant and not revoked as of his date of death.

     (D) TRANSITIONAL ELECTIONS.

     Notwithstanding the provisions of Sections 17.03 and 17.04, if the MidSouth
Participant (or MidSouth Beneficiary) signed a written distribution  designation prior to January 1, 1984, the Advisory  Committee  must  distribute the MidSouth
Participant's   Nonforfeitable   Accrued   Benefit  in   accordance   with  that
designation,  subject, however, to the survivor requirements,  if applicable, of
Sections  17.06,  17.07 and 17.08.  This  Section  17.05(D)  does not apply to a pre-1984  distribution  designation,  and the Advisory Committee will not comply with  that  designation,  if any of the  following  applies:  (1) the  method of distribution  would have  disqualified  the Plan under Code ss.  401(a)(9) as in effect on  December  31,  1983;  (2) the  MidSouth  Participant  did not have an
Accrued Benefit as of December 31, 1983; (3) the  distribution  designation does not specify the timing and form of the distribution and the death  Beneficiaries
(in order of priority);  (4) the substitution of a MidSouth Beneficiary modifies the payment  period of the  distribution;  or (5) the MidSouth  Participant  (or
MidSouth Beneficiary) modifies or revokes the distribution  designation.  In the event of a revocation,  the Plan must  distribute,  no later than December 31 of the  calendar  year  following  the year of  revocation,  the  amount  which the
MidSouth   Participant  would  have  received  under  Section  17.04(A)  if  the distribution  designation had not been in effect or, if the MidSouth Beneficiary revokes the distribution designation,  the amount which the MidSouth Beneficiary would have received under Section 17.04(C) if the  distribution  designation had not been in effect.  The Advisory  Committee will apply this Section 17.05(D) to rollovers  and  transfers in  accordance  with Part J of the Code ss.  401(a)(9)
Treasury regulations.

     (E) HARDSHIP DISTRIBUTIONS.

     The  provisions  of  Section  6.03(E)  shall  apply to  permit  a  MidSouth
Participant  to  receive  hardship  distributions  from  his  MidSouth  Deferral
Contributions Account.

     17.06 ANNUITY DISTRIBUTIONS TO MIDSOUTH PARTICIPANTS AND SURVIVING SPOUSES.

     (A) JOINT AND  SURVIVOR  ANNUITY.  The Advisory  Committee  must direct the
Trustee to distribute a MidSouth  Participant's  Nonforfeitable  Accrued Benefit
derived from his MidSouth Accounts in the form of a qualified joint and survivor
annuity,   unless  the  MidSouth  Participant  makes  a  valid  waiver  election
(described  in Section  17.07)  within the 90-day  period  ending on the annuity starting date. If, as of the annuity starting date, the MidSouth  Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable  with the  MidSouth  Participant's  Nonforfeitable  Accrued  Benefit
derived  from his  MidSouth  Account and which  provides a life  annuity for the
MidSouth  Participant  and a survivor  annuity payable for the remaining life of the MidSouth  Participant's  surviving  spouse equal to 50% of the amount of the annuity  payable  during  the life of the  MidSouth  Participant.  If, as of the annuity  starting  date, the MidSouth  Participant  is not married,  a qualified joint and  survivor  annuity  is an  immediate  life  annuity  for the  MidSouth
Participant which is purchasable with the MidSouth Participant's  Nonforfeitable
Accrued  Benefit  derived from his MidSouth  Accounts.  On or before the annuity starting date, the Advisory Committee,  without MidSouth  Participant or spousal
consent,   must   direct  the   Trustee  to  pay  the   MidSouth   Participant's
Nonforfeitable  Accrued  Benefit derived from his MidSouth  Accounts,  in a lump sum,  in lieu of a  qualified  joint and  survivor  annuity in  accordance  with
Section 17.04, if the MidSouth  Participant's  Nonforfeitable Accrued Benefit is
not greater than $5,000.

     (B) PRERETIREMENT  SURVIVOR ANNUITY. If a married MidSouth Participant dies prior to his  annuity  starting  date the  Advisory  Committee  will  direct the
Trustee to  distribute  a portion of the MidSouth  Participant's  Nonforfeitable
Accrued Benefit derived from his MidSouth Accounts to the MidSouth Participant's surviving  spouse in the form of a preretirement  survivor  annuity,  unless the
MidSouth Participant has a valid waiver election (as described in Section 17.08)
in effect,  or unless the MidSouth  Participant  and his spouse were not married throughout the one year period ending on the date of his death. A  preretirement survivor  annuity is an annuity  which is  purchasable  with 50% of the MidSouth
Participant's  Nonforfeitable Accrued Benefit derived from his MidSouth Accounts
(determined  as of the date of the  MidSouth  Participant's  death) and which is payable for the life of the MidSouth  Participant's  surviving spouse. The value of the preretirement  survivor annuity is attributable to Employer contributions
and  to  Employee   contributions   in  the  same  proportion  as  the  MidSouth
Participant's  Nonforfeitable Accrued Benefit derived from his MidSouth Accounts
is   attributable   to  those   contributions.   The  portion  of  the  MidSouth
Participant's  Nonforfeitable Accrued Benefit derived from his MidSouth Accounts not  payable  under this  paragraph  is payable  to the  MidSouth  Participant's
Beneficiary,  in accordance  with the other  provisions of this Article XVII. If the present value of the preretirement  survivor annuity does not exceed $5,000, the Advisory Committee,  on or before the annuity starting date, must direct the
Trustee to make a lump sum distribution to the MidSouth Participant's  surviving spouse, in lieu of a preretirement survivor annuity.

     (C) SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $5,000, the MidSouth Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the MidSouth Participant's death, but not later than the mandatory distribution periods described in Section 17.04, and may elect any form of payment described in Section 17.03, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the MidSouth Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the MidSouth Participant's death, (iii) the date the MidSouth Participant would have attained Normal Retirement Age; or
(iv) the date the MidSouth Participant would have attained age 62.

     (D) SPECIAL RULES. If the MidSouth Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity,  the Advisory  Committee must direct the Trustee to distribute the  MidSouth  Participant's  Nonforfeitable  Accrued  Benefit  derived from his
MidSouth  Accounts in  accordance  with  Sections  17.03,  17.04 and 17.05.  The
Advisory Committee will reduce the MidSouth Participant's Nonforfeitable Accrued
Benefit derived from his MidSouth Accounts by any security interest (pursuant to any offset rights  authorized by Section  17.10) held by the Plan by reason of a
MidSouth  Participant loan to determine the value of the MidSouth  Participant's
Nonforfeitable  Accrued Benefit derived from his MidSouth Accounts distributable in the form of a qualified joint and survivor annuity or preretirement  survivor annuity,  provided any  post-August 18, 1985, loan satisfied the spousal consent requirement  described  in Section  17.10 of the Plan.  For purposes of applying this Article XVII, the Advisory Committee treats a former spouse as the MidSouth
Participant's  spouse or the  surviving  spouse to the extent  provided  under a qualified  domestic relations order described in Section 6.07. The provisions of this Article XVII apply separately to the portion of the MidSouth  Participant's
Nonforfeitable Accrued Benefit derived from his MidSouth Accounts subject to the
qualified   domestic  relations  order  and  to  the  portion  of  the  MidSouth
Participant's  Nonforfeitable Accrued Benefit derived from his MidSouth Accounts not subject to that order.

     (E)  LIMITED  APPLICATION  OF SECTION.  The  preceding  provisions  of this
Section 17.06 apply only to (1) a MidSouth Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code ss.417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section 11.05; (2) a MidSouth
Participant who is eligible to and who elects a life annuity  distribution;  and
(3) a MidSouth Participant whose benefits under a defined benefit plan are offset by benefits provided under this Plan. Sections 17.07 and 17.08 only apply to MidSouth Participants to whom the preceding provisions of this Section 17.06 apply.

     17.07 WAIVER ELECTION-QUALIFIED JOINT AND SURVIVOR ANNUITY. Within 90 days, but not later than 30 days, before the MidSouth Participant's annuity starting date, the Advisory Committee must provide the MidSouth Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the MidSouth Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the MidSouth Participant's spouse regarding the waiver election, and the MidSouth
Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the MidSouth Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

     A married MidSouth Participant's waiver election is not valid unless (a) the MidSouth Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the MidSouth Participant has received the written explanation described in this Section 17.07, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the MidSouth Participant or to any change in that designated form of payment, and (c) unless the spouse is the MidSouth Participant's sole primary MidSouth Beneficiary, the spouse consents to the MidSouth Participant's Beneficiary designation or to any change in the MidSouth Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the MidSouth
Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the MidSouth Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 17.07 apply to a former spouse of a MidSouth Participant, to the extent required under a qualified domestic relations order described in Section 6.07.

     The Advisory  Committee  will accept as valid a waiver  election which does
not  satisfy  the  spousal  consent   requirements  if  the  Advisory  Committee
establishes  the  MidSouth  Participant  does not have a  spouse,  the  Advisory
Committee is not able to locate the MidSouth  Participant's spouse, the MidSouth
Participant is legally  separated or has been  abandoned  (within the meaning of
State law) and the MidSouth  Participant  has a court order to that  effect,  or other  circumstances exist under which the Secretary of the Treasury will excuse the  consent  requirement.  If the  MidSouth  Participant's  spouse  is  legally incompetent  to give consent,  the spouse's legal guardian (even if the guardian is the MidSouth Participant) may give consent.

     17.08  WAIVER  ELECTION -  PRERETIREMENT  SURVIVOR  ANNUITY.  The  Advisory
Committee must provide a written explanation of the preretirement survivor annuity to each married MidSouth Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the MidSouth Participant attains age 32 and ending on the last day of the Plan
Year in which the MidSouth Participant attains age 34; (2) a reasonable period after an Employee becomes a MidSouth Participant; (3) a reasonable period after the joint and survivor rules become applicable to the MidSouth Participant; or
(4) a reasonable time after a fully subsidized preretirement survivor annuity no longer satisfies the requirements of a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the MidSouth
Participant  separates from Service  before  attaining age 35, clauses (1), (2),
(3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury Regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 17.06. The Plan does not limit the number of times the MidSouth Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A MidSouth Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the MidSouth Participant makes the waiver election no later than the first day of the Plan Year in which he attains age 35 and (b) the MidSouth Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section
17.06, except the spouse need not consent to the form of benefit payable to the designated MidSouth Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the MidSouth Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the MidSouth Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory
Committee will accept a waiver  election as respects the MidSouth  Participant's
Accrued Benefit attributable to his Service prior to this Separation from Service. Furthermore, if a MidSouth Participant who has separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the MidSouth Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the MidSouth Participant has received the written explanation described in this
Section 17.08.

     17.09 COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article XVII apply to the MidSouth Participant, neither Section
8.01 nor this Section 17.09 impose any special spousal consent requirements on the MidSouth Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Articles VI and XVII) to the MidSouth
Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the MidSouth Participant dies prior to his annuity starting date, the MidSouth
Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity.
Regarding clause (2), if the MidSouth Participant's surviving spouse in a primary Beneficiary under the MidSouth Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the MidSouth Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

     17.10 PARTICIPANT LOANS.  Effective for Plan Years beginning after December
31, 1993, the Trustee shall not make any new loans to MidSouth  Participants  or
MidSouth  Beneficiaries.  This Section 17.10 specifically authorizes the Trustee to maintain loans made on a nondiscriminatory basis to a MidSouth Participant or to a MidSouth  Beneficiary in accordance with the loan policy established by the
Advisory Committee under the Former MidSouth Plan, provided: (1) the loan policy satisfies  the  requirements  of Section  9.04;  (2) loans are  available to all
MidSouth  Participants  and MidSouth  Beneficiaries  on a reasonably  equivalent basis and are not available in a greater amount for Highly Compensated Employees than  for  other  Employees;  (3) any loan is  adequately  secured  and  bears a reasonable  rate of  interest;  (4) the loan  provides  for  repayment  within a specified period of time; (5) the default provisions of the note prohibit offset of the MidSouth  Participant's  Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the MidSouth Participant's Nonforfeitable
Accrued  Benefit;  (6) the  amount of the loan does not  exceed (at the time the
Plan  extends  the  loan)  the  present  value  of  the  MidSouth  Participant's
Nonforfeitable  Accrued Benefit derived from his MidSouth Accounts;  and (7) the loan otherwise conforms to the exemption provided by Code ss.4975(d)(1).  If the
joint  and  survivor   requirements  of  Article  XVII  apply  to  the  MidSouth
Participant,  the MidSouth Participant may not pledge any portion of his accrued
Benefit as security for a loan made after August 18, 1985, unless, within the 90 day  period  ending  on the date the  pledge  becomes  effective,  the  MidSouth
Participant's  spouse,  if any, consents (in a manner described in Section 17.06 other than the  requirement  relating to the consent of a subsequent  spouse) to the security or, by separate consent, to an increase in the amount of security.

     The Advisory Committee, to the extent provided in a written loan policy adopted under the Former MidSouth Plan, will treat a loan made to a MidSouth
Participant as a MidSouth Participant direction of investment under this Section
17.10. To the extent of the loan outstanding at any time, the borrowing MidSouth
Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The
Trustee may retain any  principal  or interest  paid on the  borrowing  MidSouth
Participant's loan in an interest bearing segregated Account on behalf of the borrowing MidSouth Participant until the Trustee deems it appropriate to add the amount paid to the MidSouth Participant's separate Account under the Plan.

     (A) DEFAULT ON A LOAN. If a MidSouth Participant or MidSouth Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory
Committee of the Former MidSouth Plan, the Plan treats the default as a distributable event. The Trustee, at the time of the default, will reduce the MidSouth Participant's Nonforfeitable Accrued Benefit derived from his MidSouth
Accounts by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit derived from his MidSouth Accounts. To the extent the loan is attributable to the MidSouth
Participant's  Deferral  Contributions  Account in the Former MidSouth Plan, the
Trustee  will not  reduce  the  MidSouth  Participant's  Nonforfeitable  Accrued
Benefit derived from his MidSouth Accounts unless the MidSouth Participant has separated from Service or unless the MidSouth Participant has attained age 59
1/2.

     17.10 VESTING SCHEDULE FOR REPAID AMOUNTS. If a former MidSouth Participant in the Former MidSouth Plan received a cash-out distribution when he was less than 100% vested and repays his distribution pursuant to Section 5.04 of the Former MidSouth Plan, his Accrued Benefit shall be, at all times, one hundred percent (100%) Nonforfeitable to the extent the value of his Accrued Benefit is derived from his MidSouth Accounts.


                                 ARTICLE XVIII.
                        PROVISIONS APPLICABLE TO ACCOUNTS
                      TRANSFERRED FROM FORMER GATEWAY PLAN

     18.01 GATEWAY ACCOUNTS.  The Advisory Committee shall maintain, in order to
reflect  each  Participant's   Accrued  Benefit  under  the  Plan  derived  from
contributions  to the Gateway  Western 401(k) Plan ("Former  Gateway  Plan"),  a
separate Gateway  Deferral  Contributions  Account,  a separate Gateway Rollover
Contributions Account, a separate Gateway Voluntary Contributions Account, and a separate Gateway Matching  Contributions  Account ("Gateway  Accounts") for each
Participant  in the  Former  Gateway  Plan  ("Gateway  Participant")  who had an
account  under  the  Former  Gateway  Plan,   except  that  a  Gateway  Rollover
Contributions Account shall be maintained only for a Gateway Participant who had such  an  account  under  the  Former  Gateway  Plan,  and a  Gateway  Voluntary
Contributions Account shall be maintained only for a Gateway Participant who had
such  an  account  under  the  Former   Gateway  Plan.   The  Gateway   Deferral
Contributions Account shall reflect a Participant's Accrued Benefit derived from his deferral  contributions  to the Former  Gateway Plan,  the Gateway  Rollover
Contributions Account shall reflect a Participant's Accrued Benefit derived from his rollover  contributions  to the Former Gateway Plan,  the Gateway  Voluntary
Contributions Account shall reflect a Participant's Accrued Benefit derived from his voluntary after-tax contributions to the Former Gateway Plan and the Gateway
Matching  Contributions  Account shall reflect a  Participant's  Accrued Benefit derived  from all  matching  contributions  to the  Former  Gateway  Plan on his behalf.  The provisions of this Article XVIII shall govern the separate  Gateway
Accounts,  and with respect to such  Accounts,  the  provisions  of this Article
XVIII shall supersede any other  provisions in the Plan to the contrary.  Except as provided  under this Article  XVIII,  the Trustee shall hold,  administer and distribute the Gateway Accounts in the same manner under the Plan as the similar
Account derived from contributions to this Plan.

     The provisions of this Article XVIII shall not apply to any Accounts other than the Gateway Accounts.

     A Gateway Participant's early retirement age under the Plan shall be 55.

     18.02 SPECIAL WITHDRAWAL RIGHTS. A Gateway Participant, by giving prior written notice to the Trustee, may withdraw all or any part of his Gateway
Voluntary Contributions Account described in this Section 18.02 at any time, provided, however, that a Gateway Participant may make no more than two such withdrawals in any 12-month period. A distribution of voluntary contributions must comply with the joint and survivor annuity requirements described in this
Article  XVIII,  if those  requirements  apply to the Gateway  Participant.  The
Trustee, in accordance with the direction of the Advisory Committee, will distribute a Participant's unwithdrawn Gateway Voluntary Contributions Account in accordance with the provisions of this Article XVIII applicable to the distribution of the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway Accounts.

     18.03  METHOD  OF  PAYMENT  OF  ACCRUED  BENEFIT.  Subject  to the  annuity distribution  requirements,  if  any,  prescribed  by  Section  18.06,  and  any
restrictions   prescribed  by  Section  18.05,  a  Gateway  Participant  or  the
beneficiary  of  a  Gateway  Participant   ("Gateway   Beneficiary")  may  elect
distribution  of his  Gateway  Accounts  under one, or any  combination,  of the following methods:

          (a) by payment in a lump sum;

          (b) by payment in the form of a single life annuity;

          (c) by payment in the form of a single life annuity with certain periods of five, ten, or fifteen years;

          (d) by payment in the form of a single life annuity with installment refund;

          (e) by payment in the form of a qualified joint and survivor annuity, as defined in Section 18.06(A). As of the annuity starting date, the Gateway Participant may elect to receive a smaller annuity benefit, having an actuarial value equivalent to the actuarial value of the qualified joint and survivor annuity, with continuation of payments to the beneficiary at a rate of 100% of the rate payable to the Gateway Participant during his lifetime;

          (f) fixed period annuities for any period of whole months which is not less than 60 and does not exceed the life expectancy of the Gateway
     Participant and named beneficiary where the life expectancy is not recalculated;

          (g)  a  series  of  installments   chosen  by  the  Participant.   The
     Participant  may choose at any time to have the balance of his account paid in a different form permitted under this Section 18.03.

     If the Gateway  Participant's Accrued Benefit is distributed in the form of an annuity purchased from an insurance company,  distributions  thereunder shall be made in  accordance  with the  requirements  of Code ss.  401  (a)(9) and the
regulations   thereunder.    Any   annuity   contract   distributed   shall   be
nontransferable.

     A series of installment payments shall not be available as a death benefit if the Gateway Beneficiary is riot the spouse of the deceased Gateway
Participant.

     The distribution options permitted under this Section 18.03 are available only if the present value of the Gateway Participant's entire Nonforfeitable
Accrued  Benefit under the Plan, at the time of the  distribution to the Gateway
Participant, exceeds $5,000.

     The provisions of Section 6.02(A) shall apply in determining the minimum distribution requirements under Code ss. 401(a)(9) for Gateway Participants, and the provisions of Section 6.02(B) shall apply in determining the minimum distribution requirements under Code ss. 401 (a)(9) for Gateway Beneficiaries.

     18.04 TIME OF PAYMENT  AND  ACCRUED  BENEFIT.  Unless,  pursuant to Section
18.05, the Gateway  Participant or the Gateway  Beneficiary  elects in writing a different  time or method of payment,  the  Advisory  Committee  will direct the
Trustee  to  commence  distribution  of a Gateway  Participant's  Nonforfeitable
Accrued  Benefit  derived  from his  Gateway  Accounts in  accordance  with this
Section  18.04.  A  Gateway   Participant  must  consent,  in  writing,  to  any
distribution  required  under this  Section  18.04 if the  present  value of the
Gateway  Participants  Nonforfeitable  Accrued  Benefit,  at  the  time  of  the distribution  to  the  Gateway  Participant,  exceeds  $5,000  and  the  Gateway
Participant  has not  attained  the  later of Normal  Retirement  Age or age 62.
Furthermore,  the Gateway Participant's spouse also must consent, in writing, to any distribution for which Section 18.06 requires the spouse's consent.  For all purposes of Article VI and this Article XVIII, the term "annuity  starting date"
means the first day of the first  period for which the Plan pays an amount as an annuity or in any other form.  For  purposes of the consent  requirements  under
this  Article  XVIII,   if  the  present  value  of  the  Gateway   Participants
Nonforfeitable Accrued Benefit derived from his Gateway Accounts, at the time of any distribution, exceeds $5,000, the Advisory Committee must treat that present value as exceeding  $5,000 for purposes of all subsequent Plan  distributions to the Gateway Participant.

     (A) SEPARATION FROM SERVICE FOR A REASON OTHER THAN DEATH.

          (1) GATEWAY PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING
     $5,000. If the Gateway Participant's Separation from Service is for any reason other than death, the Advisory Committee will direct the Trustee to distribute the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway Accounts in a lump sum as soon as administratively practicable after the first distribution valuation date following the Gateway Participant's Separation from Service, but in no event later than the 60th day following the close of the Plan Year in which the Gateway
     Participant attains Normal Retirement Age. If the Gateway Participant has attained Normal Retirement Age when he separates from Service, the distribution under this paragraph will occur no later than the 60th day following the close of the Plan Year in which the Gateway Participant's
     Separation from Service occurs.

          (2)  GATEWAY  PARTICIPANT'S  NONFORFEITABLE  ACCRUED  BENEFIT  EXCEEDS
     $5,000.  If the Gateway  Participant's  Separation  from Service is for any reason other than death, the Advisory  Committee will direct the Trustee to distribute the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway  Accounts in a form and at the time elected by the Gateway
     Participant,  pursuant to Section  18.05.  In the absence of an election by the Gateway Participant,  the Advisory Committee will direct the Trustee to distribute the Gateway Participant's Nonforfeitable Accrued Benefit derived from his  Gateway  Accounts in a lump sum (or,  if  applicable,  the normal annuity form of distribution required under Section 19.06), on the 60th day following  the close of the Plan Year in which the latest of the  following events occurs: (a) the Gateway  Participant  attains Normal Retirement Age;
     (b)  the   Gateway   Participant   attains  age  62;  or  (c)  the  Gateway
     Participant's Separation from Service.

          (3) DISABILITY.  If the Gateway Participant's  Separation from Service is because of disability, the Advisory Committee will direct the Trustee to pay the Gateway Participant's  Nonforfeitable  Accrued Benefit derived from his Gateway  Accounts in lump sum (or, if  applicable,  the normal  annuity
     form  of   distribution   required  under  Section   18.06),   as  soon  as
     administratively  practicable after the first  distribution  valuation date following the Gateway Participant's Separation from Service, subject to the notice and consent requirements of this Article XVIII and to the applicable mandatory commencement dates described in Paragraph (1) or in Paragraph (2)
     of this Section 18.04(A).

     (B) REQUIRED BEGINNING DATE. The provisions of Section 6.01(B) shall determine a Gateway Participants Required Beginning Date.

     (C) DEATH OF THE GATEWAY PARTICIPANT. The Advisory Committee will direct the Trustee, in accordance with this Section 18.04(C), to distribute to the Gateway Beneficiary the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway Accounts remaining in the Trust at the time of the Gateway Participant's death.

          (1) DECEASED GATEWAY PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES
     NOT EXCEED $5,000. The Advisory  Committee,  subject to the requirements of
     Section 18.06,  must direct the Trustee to distribute the deceased  Gateway
     Participant's  Nonforfeitable  Accrued  Benefit  derived  from his  Gateway
     Accounts  in a single  cash sum,  as soon as  administratively  practicable
     after  the  first   distribution   valuation  date  following  the  Gateway
     Participant's  death or, if later, the date on which the Advisory Committee receives  notification of or otherwise  confirms the Gateway  Participant's death.

          (2) DECEASED  GATEWAY  PARTICIPANT'S  NONFORFEITABLE  ACCRUED  BENEFIT
     EXCEEDS  $5,000.   The  Advisory  Committee  will  direct  the  Trustee  to
     distribute  the  deceased  Gateway  Participant's   Nonforfeitable  Accrued
     Benefit  derived  from  his  Gateway  Accounts  at the time and in the form elected  by the  Gateway  Participant  or, if  applicable,  by the  Gateway
     Beneficiary, as permitted under this Article XVIII.

     If the death benefit is payable in full to the Gateway Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 18.04(C), may elect distribution at any time or in any form (other than the joint and survivor annuity) this Article XVIII would permit for a Gateway Participant.

     (D)  ROLLOVERS.  The  provisions of Section 6.08 shall apply to the Gateway
Accounts.

     18.05 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days before nor later than 30 days before the Gateway Participant's annuity starting date, the Plan
Administrator must provide a benefit notice to a Gateway Participant who is eligible to make an election under this Section 18.05. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Gateway Participant's right to defer distribution until he attains the later of Normal Retirement Age or age 62.

     Such distribution may commence less than 30 days after the benefit notice is given, provided that:

          (1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution
     (and, if applicable, a particular distribution option), and

          (2) The Participant, after receiving the notice, affirmatively elects a distribution.

     If  a  Gateway   Participant  or  Gateway  Beneficiary  makes  an  election prescribed by this Section 18.05, the Advisory Committee will direct the Trustee to distribute the Gateway Participant's  Nonforfeitable  Accrued Benefit derived from his Gateway  Accounts in accordance with that election.  Any election under this  Section is subject to the  requirements  of  Section  18.06.  The  Gateway
Participant  or Gateway  Beneficiary  must make an election  under this  Section
18.05 by filing his election form with the Advisory Committee at any time before the Trustee  otherwise  would  commence to pay a Gateway  Participant's  Accrued
Benefit derived from his Gateway Accounts in accordance with the requirements of
Articles VI and XVIII.

     (A) GATEWAY PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE.

     If the  present  value of a Gateway  Participant's  Nonforfeitable  Accrued
Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as soon as administratively practicable after any distribution valuation date following the Gateway Participant's Separation from Service. The Gateway
Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A).
Following his attainment of Normal Retirement Age, a Gateway Participant who has separated from Service may elect distribution as of any distribution date, irrespective of the restrictions otherwise applicable under this Section
18.05(A).

     (B) GATEWAY PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE.

     In addition to the distribution options provided in Section 6.03, a Gateway
Participant, until he retires, has a continuing election to receive all or any portion of his Gateway Deferral Contributions Account if: (a) he has attained age 59 1/2 and (b) he is 100% vested in the Account. The procedures set forth in
Section 6.03(B) shall apply.  Any distribution is subject to the requirements of
Section 19.06.

     (C) DEATH BENEFIT ELECTIONS.

     If the present value of the deceased Gateway  Participant's  Nonforfeitable
Accrued Benefit exceeds $5,000, the Gateway Beneficiary may elect to have the Trustee distribute the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway Accounts in a form and within a period permitted under
Section 18.04. The Gateway Beneficiary's election is subject to any restrictions designated in writing by the Gateway Participant and not revoked as of his date of death.

     (D) TRANSITIONAL ELECTIONS.

     Notwithstanding  the provisions of Section 18.03 and 18.04,  if the Gateway
Participant (or Gateway Beneficiary) signed a written  distribution  designation prior to January 1, 1984,  the Advisory  Committee  must  distribute the Gateway
Participant's   Nonforfeitable   Accrued   Benefit  in   accordance   with  that
designation,  subject however, to the survivor requirements,  if applicable,  of
Sections  18.06,  18.07 and 18.08.  This  Section  18.05(D)  does not apply to a pre-1984  distribution  designation,  and the Advisory Committee will not comply with  that  designation,  if any of the  following  applies:  (1) the  method of distribution  would have  disqualified  the Plan under Code  ss.401(a)(9)  as in effect on December 31, 1983; (2) the Gateway Participant did not have an Accrued
Benefit as of December  31,  1983;  (3) the  distribution  designation  does not specify the timing and form of the distribution and the death  Beneficiaries (in order of priority);  (4) the substitution of a Gateway Beneficiary  modifies the payment period of the distribution;  or (5) the Gateway  Participant (or Gateway
Beneficiary) modifies or revokes the distribution designation. In the event of a revocation,  the Plan must distribute, no later than December 31 of the calendar year following the year of revocation,  the amount which the Gateway Participant would have received under Section 18.04(A) if the  distribution  designation had not been in effect  or, if the  Gateway  Beneficiary  revokes  the  distribution designation,  the amount which the Gateway Beneficiary would have received under
Section  18.04(C) if the  distribution  designation had not been in effect.  The
Advisory  Committee will apply this Section  18.05(D) to rollovers and transfers in accordance with Part J of the Code ss.401(a)(9) Treasury regulations.

     (E) HARDSHIP DISTRIBUTIONS.

     The last four full paragraphs of Section 6.03(E) shall apply to permit a Gateway Participant to receive hardship distributions from his Gateway Matching
Contributions Account, his Gateway Rollover Contributions Account, and the elective deferrals credited to his Gateway Deferral Contributions Account plus any earnings on the Gateway Participant's elective deferrals credited before January 1, 1989. Any hardship distribution is subject to Section 18.06.

     18.06 ANNUITY  DISTRIBUTIONS TO GATEWAY PARTICIPANTS AND SURVIVING SPOUSES.

     (A) JOINT AND  SURVIVOR  ANNUITY.  The Advisory  Committee  must direct the
Trustee to distribute a Gateway  Participant's  Nonforfeitable  Accrued  Benefit
derived from his Gateway  Accounts in the form of a qualified joint and survivor annuity, unless the Gateway Participant makes a valid waiver election (described in Section 18.07) within the 90-day period ending on the annuity  starting date.
If, as of the annuity  starting  date,  the Gateway  Participant  is married,  a
qualified  joint  and  survivor  annuity  is  an  immediate   annuity  which  is
purchasable  with  the  Gateway  Participant's  Nonforfeitable  Accrued  Benefit
derived  from his  Gateway  Account  and which  provides a life  annuity for the
Gateway Participant and a survivor annuity payable for the remaining life of the
Gateway Participant's surviving spouse equal to 50% of the amount of the annuity payable  during  the life of the  Gateway  Participant.  If,  as of the  annuity starting date, the Gateway  Participant  is not married,  a qualified  joint and survivor annuity is an immediate life annuity for the Gateway  Participant which is purchasable  with the Gateway  Participant's  Nonforfeitable  Accrued Benefit
derived from his Gateway  Accounts.  On or before the annuity starting date, the
Advisory Committee,  without Gateway Participant or spousal consent, must direct the  Trustee to pay the Gateway  Participant's  Nonforfeitable  Accrued  Benefit
derived from his Gateway  Accounts,  in a lump sum, in lieu of a qualified joint
and  survivor   annuity  in  accordance  with  Section  18.04,  if  the  Gateway
Participant's Nonforfeitable Accrued Benefit is not greater than $5,000.

     (B) PRERETIREMENT SURVIVOR ANNUITY. If a married Gateway Participant dies prior to his annuity starting date the Advisory Committee will direct the Trustee to distribute a portion of the Gateway Participant's Nonforfeitable
Accrued Benefit derived from his Gateway Accounts to the Gateway Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Gateway Participant has a valid waiver election (as described in Section 18.08) in effect, or unless the Gateway Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Gateway
Participants  Nonforfeitable  Accrued Benefit derived from his Gateway  Accounts
(determined as of the date of the Gateway Participant's death) and which is payable for the life of the Gateway Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Gateway Participant's
Nonforfeitable Accrued Benefit derived from his Gateway Accounts is attributable to those contributions. The portion of the Gateway Participant's Nonforfeitable
Accrued Benefit derived from his Gateway Accounts not payable under this paragraph is payable to the Gateway Participant's Beneficiary, in accordance with the other provisions of this Article XVIII. If the present value of the preretirement survivor annuity does not exceed $5,000, the Advisory Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Gateway Participant's surviving spouse, in lieu of a preretirement survivor annuity.

     (C) SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $5,000, the Gateway Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Gateway Participant's death, but not later than the mandatory distribution periods described in Section 18.04, and may elect any form of payment described in Section 18.03, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Advisory Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Gateway Participant's death; (ii) the date the Advisory Committee receives notification of or otherwise confirms the Gateway Participant's death; (iii) the date the Gateway Participant would have attained Normal Retirement Age; or (iv) the date the Gateway Participant would have attained age 62.

     (D) SPECIAL RULES. If the Gateway Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Advisory Committee must direct the Trustee to distribute the Gateway Participant's Nonforfeitable Accrued Benefit derived from his
Gateway Accounts in accordance with Sections 18.03, 18.04 and 18.05. For purposes of applying this Article XVIII, the Advisory Committee treats a former spouse as the Gateway Participant's spouse or the surviving spouse to the extent provided under a qualified domestic relations order described in Section 6.07.
The provisions of this Article XVIII apply separately to the portion of the Gateway Participant's Nonforfeitable Accrued Benefit derived from his Gateway
Accounts subject to the qualified domestic relations order and to the portion of the Gateway Participant's Nonforfeitable Accrued Benefit derived from his
Gateway Accounts not subject to that order.

     LIMITED  APPLICATION OF SECTION.  The preceding  provisions of this Section
18.06 apply only to (1) a Gateway  Participant  as  respects  whom the Plan is a direct  or  indirect  transferee  from  a  plan  subject  to the  Code  ss.  417 requirements and the Plan received the transfer after December 31, 1984,  unless the transfer is an elective  transfer  described in Section 11.05; (2) a Gateway
Participant  or Gateway  Beneficiary  who is  eligible  to and who elects a life annuity  distribution;  and (3) a Gateway  Participant  whose  benefits  under a defined benefit plan are offset by benefits  provided under this Plan.  Sections
18.07 and 18.08 only apply to a Gateway  Participant  or Gateway  Beneficiary to whom the preceding provisions of this Section 18.06 apply.

     18.07 WAIVER  ELECTION - QUALIFIED  JOINT AND SURVIVOR  ANNUITY.  Within 90
days, not later than 30 days, before the Gateway  Participants  annuity starting date,  the Advisory  Committee  must provide the Gateway  Participant  a written explanation  of the terms and  conditions  of the  qualified  joint and survivor annuity, the Gateway Participant's right to make, and the effect of, an election to waive the joint and  survivor  form of  benefit,  the  rights of the  Gateway
Participant's   spouse   regarding   the  waiver   election,   and  the  Gateway
Participant's  right to  make,  and the  effect  of,  a  revocation  of a waiver election.  The Plan does not limit the number of times the  Gateway  Participant may revoke a waiver of the  qualified  joint and survivor  annuity or make a new waiver during the election period.

     A married Gateway  Participants waiver election is not valid unless (a) the
Gateway  Participant's spouse (to whom the survivor annuity is payable under the qualified  joint and  survivor  annuity),  after  the  Gateway  Participant  has received the written explanation  described in this Section 18.07, has consented in writing to the waiver election,  the spouse's consent acknowledges the effect of  the  election,  and a  notary  public  as the  Plan  Administrator  (or  his representative)  witnesses the spouse's consent,  (b) the spouse consents to the alternate form of payment designated by the Gateway Participant or to any change in that  designated  form of  payment,  and (c) unless the spouse is the Gateway
Participant's  sole  primary  Beneficiary,  the spouse  consents  to the Gateway
Participant's   Beneficiary   designation  or  to  any  change  in  the  Gateway
Participant's  Beneficiary designation.  The spouse's consent to a waiver of the qualified  joint  and  survivor  annuity  is  irrevocable,  unless  the  Gateway
Participant  revokes  the waiver  election.  The  spouse  may  execute a blanket consent to any form of payment  designation  or to any  Beneficiary  designation made by the Gateway  Participant,  if the spouse acknowledges the right to limit that consent to a specific  designation but, in writing,  waives that right. The consent requirements of this Section 18.07 apply to a former spouse of a Gateway
Participant,  to the extent required under a qualified  domestic relations order described in Section 6.07.

     The Advisory  Committee  will accept as valid a waiver  election which does
not  satisfy  the  spousal  consent   requirements  if  the  Advisory  Committee
establishes  the  Gateway  Participant  does not  have a  spouse,  the  Advisory
Committee is not able to locate the Gateway  Participant's  spouse,  the Gateway
Participant is legally  separated or has been  abandoned  (within the meaning of
State law) and the  Gateway  Participant  has a court order to that  effect,  or other  circumstances exist under which the Secretary of the Treasury will excuse the  consent  requirement.  If  the  Gateway  Participant's  spouse  is  legally incompetent  to give consent,  the spouse's legal guardian (even if the guardian is the Gateway Participant) may give consent.

     18.08  WAIVER  ELECTION -  PRERETIREMENT  SURVIVOR  ANNUITY.  The  Advisory
Committee must provide a written explanation of the preretirement survivor annuity to each married Gateway Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Gateway Participant attains age 32 and ending on the last day of the Plan
Year in which the Gateway Participant attains age 34; (2) a reasonable period after an Employee becomes a Gateway Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Gateway Participant; or
(4) a reasonable time after a fully subsidized preretirement survivor annuity no longer satisfies the requirements of a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Gateway
Participant  separates from Service  before  attaining age 35, clauses (1), (2),
(3) and (4) do not apply and the Advisory Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury Regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 18.06. The Plan does not limit the number of times the Gateway Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A Gateway Participants waiver election of the preretirement survivor annuity is not valid unless (a) the Gateway Participant makes the waiver election no later than the first day of the Plan Year in which he attains age 35 and (b) the Gateway Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section
18.06, except the spouse need not consent to the form of benefit payable to the designated Gateway Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Gateway Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Gateway Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Advisory
Committee  will accept a waiver  election as respects the Gateway  Participant's
Accrued Benefit attributable to his Service prior to this Separation from Service. Furthermore, if a Gateway Participant who has separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Gateway Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Gateway Participant has received the written explanation described in this
Section 18.08.

     18.09 COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article XVIII apply to the Gateway Participant, neither Section
8.01 nor this Section 18.09 impose any special spousal consent requirements on the Gateway Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Articles VI and XVIII) to the Gateway
Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the Gateway Participant dies prior to his annuity starting date, the Gateway
Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity.
Regarding clause (2), if the Gateway Participant's surviving spouse is a primary
Beneficiary under the Gateway Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Gateway Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

     IN WITNESS WHEREOF, the Kansas City Southern Industries, Inc. has executed this amended and restated Plan in Kansas City, Missouri as of this 12th day of December, 2000, to be effective as of January 1, 2001.



                                     KANSAS CITY SOUTHERN INDUSTRIES. INC.



                                     By: /s/ Eric B. Freestone
                                        ----------------------------------



WITNESS:


/s/ Tony L. Robertson
---------------------------